UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

OOMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 6, 2024

Dear Stockholders of Ooma, Inc.:

We are pleased to invite you to attend our 2024 Annual Meeting of Stockholders which will be a virtual meeting to be held on June 6, 2024 at 11:00 a.m. Pacific Time via live webcast on the Internet at www.virtualshareholdermeeting.com/ooma2024 (the “Annual Meeting”), where you will be able to attend and participate in the Annual Meeting online, submit questions and vote your shares electronically. There will be no physical location for the Annual Meeting. We are embracing the latest technology to provide expanded access, improved communication and cost savings for our stockholders and Ooma. Additionally, although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay will be posted to the Investor Relations section of our website, which is located at https://investors.ooma.com.

At the Annual Meeting, we will ask you to consider the following proposals:

•
To elect three Class III directors;
•
To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending January 31, 2025;
•
To hold a non-binding advisory vote on the compensation of our named executive officers, as described in this proxy statement;
•
To approve an amendment and restatement of the Second Amended and Restated Certificate of Incorporation of the Company to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers; and
•
To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which we expect to mail on or about April [_], 2024 unless you have previously requested to receive our proxy materials in paper form. Only stockholders of record at the close of business on April 10, 2024 may vote at the Annual Meeting and any postponements or adjournments of the meeting. All stockholders are cordially invited to participate in the Annual Meeting and any postponements or adjournments of the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by using the Internet or telephone, as instructed in the Notice. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. See “If I am a stockholder of record of Ooma’s shares, how can I vote my shares?” or “If I am a beneficial owner of Ooma’s shares held in street name, how can I vote my shares?” in the Proxy Statement for more details. Returning the paper proxy card or voting electronically does NOT deprive you of your right to participate in the meeting and to vote your shares in person for the matters acted upon at the meeting.

Your vote is important. Whether or not you expect to participate in the Annual Meeting, please submit your proxy electronically via the Internet or by telephone by following the instructions in the Notice or if you asked to receive the proxy materials in paper form, please complete, sign and date the proxy card and return it in the postage paid envelope provided.

Sincerely,

Eric B. Stang

President, Chief Executive Officer and Chairman of

the Board of Directors

Sunnyvale, California

April [_], 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual

Stockholder Meeting To Be Held on June 6, 2024: The Proxy Statement, along with the

Annual Report on Form 10-K for the fiscal year ended January 31, 2024, is available free of charge at the following website: www.proxyvote.com.

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 6, 2024

-i-

PROPOSAL ONE: ELECTION OF DIRECTORS	54
Nominees	54
Vote Required	54
PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	55
Principal Accounting Fees and Services	56
Vote Required	56
PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	57
Vote Required	57
PROPOSAL FOUR: AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO REFLECT RECENTLY ADOPTED DELAWARE LAW PROVISIONS TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS	58
Overview	58
Background	58
Rationale	58
Effectiveness of the Amendment and Restatement	58
Vote Required	59
ANNUAL REPORTS	60
OTHER MATTERS	60
Appendix A

-ii-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements contained in this report other than statements of historical fact, including statements regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek”, and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended January 31, 2024. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this proxy statement.

-iii-

PRELIMINARY COPY DATED APRIL 8, 2024 – SUBJECT TO COMPLETION

OOMA, INC.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 11:00 A.M. PACIFIC TIME ON THURSDAY, JUNE 6, 2024

This proxy statement and the enclosed form of proxy (the “Proxy Statement”) are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2024 Annual Meeting of Stockholders of Ooma, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 6, 2024 at 11:00 a.m. Pacific Time via live webcast on the Internet at www.virtualshareholdermeeting.com/ooma2024. References in the Proxy Statement to “we,” “us,” “our,” “the Company” or “Ooma” refer to Ooma, Inc. and its subsidiaries unless the context indicates otherwise.

We will mail, on or about April [_], 2024, the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners at the close of business on April 10, 2024. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

The Notice will identify the website where the proxy materials will be made available; the date, the time and location of our Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendations with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement; our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to participate in the meeting and vote in person.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q: What is included in the proxy materials?

A: The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2024 (the “Annual Report”). These materials were first made available to you on or about April [_], 2024. Our principal executive offices are located at 525 Almanor Avenue, Suite 200, Sunnyvale, California 94085, and our telephone number is (650) 566-6600. We maintain a website at www.ooma.com. The information on our website is not a part of this Proxy Statement.

Q: Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A: In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April [_], 2024 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials via the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q: Why didn’t I receive a Notice in the mail regarding the Internet Availability of Proxy Materials?

A: We are providing stockholders who previously requested to receive full paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet.

Q: What items will be voted on at the Annual Meeting?

A: Stockholders will vote on the following items at the Annual Meeting:

•
to elect Andrew H. Galligan, Judi A. Hand, and William D. Pearce as Class III directors;
•
to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending January 31, 2025;
•
to hold a non-binding advisory vote on the compensation of our named executive officers, as described in this Proxy Statement;
•
to approve an amendment and restatement of the Second Amended and Restated Certificate of Incorporation of the Company (“Certificate of Incorporation”) to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers; and
•
to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q: How does the Board of Directors recommend I vote on these proposals?

A: The Board recommends a vote:

•
FOR the election of Andrew H. Galligan, Judi A. Hand, and William D. Pearce as Class III directors;
•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending January 31, 2025;
•
FOR the non-binding advisory vote on the compensation of our named executive officers as described in this Proxy Statement; and
•
FOR the amendment and restatement of the Certificate of Incorporation to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers.

Q: Who is making this solicitation?

A: The proxy for the Annual Meeting is being solicited on behalf of Ooma’s Board of Directors.

Q: Who pays for the proxy solicitation process?

A: Ooma will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor.

Q: Who may vote at the Annual Meeting?

A: Stockholders of record as of the close of business on April 10, 2024 (the “Record Date”) are entitled to receive notice of, to participate, and to vote at the Annual Meeting. As of the close of business on the Record Date, there were [_] shares of Ooma’s common stock issued and outstanding, held by [_] holders of record. Each share of Ooma’s common stock is entitled to one vote on each matter.

Q: What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A: Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Ooma.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely instructions?

A: Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, advisory approval of our executive compensation, or the amendment and restatement of the Certificate of Incorporation, which are “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q: If I am a stockholder of record of Ooma’s shares, how can I vote my shares?

A: If you are a stockholder of record, there are four ways to vote:

•
In person. You may participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ooma2024 and vote your shares electronically before the polls close during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to participate in the Annual Meeting.
•
Via the Internet. You may vote by proxy via the Internet by following the instructions found on the Notice.
•
By Telephone. You may vote by proxy by calling the toll free number found on the Notice.
•
By Mail. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the Board of Directors. If you vote by mail, your proxy card must be received by June 6, 2024.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 5, 2024.

Q: If I am a beneficial owner of Ooma’s shares held in street name, how can I vote my shares?

A: If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders may generally vote by one of the following methods:

•
In person. You may participate in the Annual Meeting online at www.virtualshareholdermeeting.com/ooma2024 and vote your shares electronically before the polls close during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to participate in the Annual Meeting.
•
Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•
By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•
By Mail. If you requested printed copies of the proxy materials to be mailed to you, you may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee. If you vote by mail, your proxy card must be received by June 6, 2024.

Q: How can I elect to receive my proxy materials electronically by email?

A: Registered stockholders —To receive future copies of our proxy materials by email, registered stockholders should go to http://www.proxyvote.com and follow the enrollment instructions. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.

Beneficial stockholders -Most beneficial stockholders can elect to receive an email that will provide electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, beneficial stockholders should go http://www.proxyvote.com follow the enrollment instructions. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.

Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

Q: What is the voting requirement to approve each of the proposals?

A: Each director is elected by a plurality of the voting power of the shares participating online or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class III directors to serve until the 2027 annual meeting of stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of KPMG LLP as our independent registered public accountants requires the affirmative vote of a majority of shares participating in the Annual Meeting online or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

The non-binding advisory vote on the compensation of our named executive officers as described in this proxy statement requires the affirmative vote of a majority of shares participating in the Annual Meeting online or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

Approval of the amendment and restatement of the Certificate of Incorporation to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers requires the affirmative vote of holders of at least 66 2/3% of the voting power of all of the outstanding shares of stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum, and will have the same effect as a vote “against” this proposal.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What items will be voted on at the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)	Impact of “Withhold” Votes
1.	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact	No impact
2.	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares participating in the Annual Meeting or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote	Not applicable
3.	Advisory approval of our executive compensation	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Majority of shares participating in the Annual Meeting or represented by proxy and entitled to vote	Has the same effect as a vote against	No impact	Not applicable
4.	Amendment and restatement of the Certificate of Incorporation to provide for the exculpation of certain officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	At least 66 2/3% of the voting power of all then outstanding shares of stock entitled to vote	Has the same effect as a vote against	Has the same effect as a vote against	Not applicable

Q: What are broker non-votes?

A: Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter—the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, advisory approval of our executive compensation, or the amendment and restatement of the Certificate of Incorporation absent direction from you.

Therefore, if your shares are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on the ratification of the appointment of the Company’s independent registered public accounting firm, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to election of directors, the advisory approval of our executive compensation, and the amendment and restatement of the Certificate of Incorporation, the broker cannot exercise discretion to vote on these proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. “Broker non-votes” will be considered present at the Annual Meeting and will be counted towards determining whether or not a quorum is present. In order to minimize the number of broker non-votes, please instruct your bank or broker so your vote can be counted.

Q: If I submit a proxy, how will it be voted?

A: When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q: What should I do if I get more than one proxy or voting instruction card?

A: Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials or one Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Ooma’s Corporate Secretary at Ooma, Inc., 525 Almanor Avenue, Suite 200, Sunnyvale, California 94085, prior to your shares being voted, or (3) participating in the Annual Meeting and voting electronically online at www.virtualshareholdermeeting.com/ooma2024. Participation alone at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically vote during the meeting online at www.virtualshareholdermeeting.com/ooma2024.

For shares you hold beneficially in street name, you may generally change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, by participating in the Annual Meeting and voting electronically during the meeting online at www.virtualshareholdermeeting.com/ooma2024.

Q: Can I attend the meeting in person?

A: There is no physical location for the Annual Meeting. You are invited to attend the Annual Meeting by participating online if you are a registered stockholder or a street name stockholder as of April 10, 2024, the Record Date. See, “How can I participate in the Annual Meeting?” below for more details. Please be aware that participating in the Annual Meeting will not, by itself, revoke a proxy. See, “Can I change my vote or revoke my proxy?” above for more details.

Q: How can I participate in the Annual Meeting?

A: The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ooma2024. You will also be able to vote your shares electronically at the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 11:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures. We plan to post a webcast replay to the Investor Relations section of our website, which is located at https://investors.ooma.com.

Q: What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

A: We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

•
844-986-0822 (Toll-free)
•
303-562-9302 (International toll line)

Q: Why is the Annual Meeting being held only online?

A: We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual Annual Meeting will enable increased stockholder participation since stockholders can participate from any location around the world.

Q: Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?

A: The Notice of Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K for the year ended January 31, 2024 are available online at http://www.proxyvote.com. At this website, you will find directions as to how you may access and review all of the important information you need. These proxy materials are free of charge.

Q: Is there a list of stockholders entitled to vote at the Annual Meeting?

A: The names of stockholders of record entitled to vote will be available at the Annual Meeting.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: At the Annual Meeting, the presence, online or by proxy, of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or participate in the Annual Meeting online, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q: Who will tabulate the votes?

A: An affiliate of Broadridge Financial Solutions, Inc. will serve as the Inspector of Elections and will tabulate the votes at the Annual Meeting.

Q: What are the requirements to propose actions to be included in our proxy materials for next year’s Annual Meeting of Stockholders (our “2025 Annual Meeting”) or for consideration at our 2025 Annual Meeting (including the deadline to propose actions for consideration at our 2025 Annual Meeting or to nominate individuals to serve as directors)?

A: Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting:

Stockholders may present proper proposals, including the nomination of directors, for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Ooma’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting, the Corporate Secretary of Ooma must receive the written proposal at our principal executive offices no later than 5:00 p.m. Eastern Time on [_], and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If we hold our 2025 Annual Meeting more than 30 days before or after June 6, 2025 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Proposals should be addressed to:

Ooma, Inc.

Attn: Corporate Secretary

525 Almanor Avenue, Suite 200

Sunnyvale, California 94085

Requirements for Stockholder Proposals to be presented at our 2025 Annual Meeting:

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our Board of Directors, or (3) by a stockholder who is a stockholder of record both at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and on the record date for the determination of stockholders entitled to vote at the annual meeting, and who has timely complied in proper written form with the notice procedures set forth in our amended and restated bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our amended and restated bylaws and applicable law. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices:

•
not earlier than 5:00 p.m. Eastern Time on [_], and
•
not later than 5:00 p.m. Eastern Time on [_].

If we hold our 2025 Annual Meeting more than 30 days before or more than 60 days after June 6, 2025 (the one-year anniversary date of the Annual Meeting), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by our Corporate Secretary at our principal executive offices:

•
not earlier than 5:00 p.m. Eastern Time on the 120th day prior to such annual meeting, and
•
not later than 5:00 p.m. Eastern Time on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made by us.

Any notice of proposed business must contain specific information concerning the matters to be brought before the meeting in accordance with our amended and restated bylaws. We urge you to read our amended and restated bylaws in full in order to understand the requirements of bringing a proposal. If a notice containing all the required information is not timely delivered, your proposal will not be presented.

Nomination of Director Candidates: Pursuant to our corporate governance guidelines, stockholders may propose director candidates for consideration by our nominating and governance committee. Stockholders may submit director candidate suggestions in writing to the attention of the Corporate Secretary of the Company at 525 Almanor Avenue, Suite 200, Sunnyvale, California 94085, providing the candidate’s name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of Company stock. A stockholder wishing to nominate a candidate (as opposed to a recommendation) must follow the procedures described in Section 2.4 of the amended and restated bylaws of the Company. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

Our amended and restated bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record both at the time the stockholder provides proper written notice of the proposed nomination and as of the record date determining stockholders entitled to vote at the annual meeting. Nominations by eligible stockholders must also be in proper written form in compliance with our amended and restated bylaws.

Any nomination must contain specific information concerning the nominee in accordance with our amended and restated bylaws. We urge you to read our amended and restated bylaws in full in order to understand the requirements of nominating a director candidate.

Availability of Bylaws: Our amended and restated bylaws were filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on December 8, 2023. A link to this filing is available on our website at https://investors.ooma.com/financial-information/sec-filings/. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The amended and restated bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q: I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A: The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Ooma stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Ooma that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Ooma, Inc., 525 Almanor Avenue, Suite 200, Sunnyvale, California 94085 or (3) contact our Investor Relations department by email at ir@ooma.com or by telephone at (650) 300-1480. Stockholders who currently receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q: What if I have questions about my Ooma shares or need to change my mailing address?

A: You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1-800-736-3001 (U.S.) or +1-781-575-3100 (outside the U.S.), by email at www.computershare.com/us/contact/ or by U.S. mail at 462 South 4th Street, Suite 1600, Louisville, KY, 40202, if you have questions about your Ooma shares or need to change your mailing address.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

The following table sets forth, as of April [_], 2024, the names, ages and positions of our directors who will continue in office after the Annual Meeting:

Name	Age	Position	Director Since	Current Term Expires	Expiration of Term for which Nominated
Directors with Terms expiring at the Annual Meeting (Nominees)
Andrew H. Galligan	67	Director and Director Nominee(1)	2014	2024	2027
Judi A. Hand	62	Director and Director Nominee(2)	2020	2024	2027
William D. Pearce	61	Director and Director Nominee(3)	2013	2024	2027
Continuing Directors
Peter Goettner	60	Director (1)(2)	2013	2025
Eric Stang	64	Director, President and Chief Executive Officer	2009	2025
Jenny Yeh	50	Director, Senior Vice President and General Counsel	2021	2025
Susan Butenhoff	64	Director(2)(3)	2016	2026
Russ Mann	55	Director(1)(3)	2009	2026

(1)
Member of Audit Committee
(2)
Member of Nominating and Governance Committee
(3)
Member of Compensation Committee

Nominees for Director

Andrew H. Galligan has served on our Board of Directors since December 2014. Mr. Galligan is currently a private investor. From May 2010 to July 2020, Mr. Galligan served as Vice President of Finance and Chief Financial Officer of Nevro Corp., a medical device company. He served as our Vice President of Finance and Chief Financial Officer from February 2009 to May 2010, and as a consultant for our Company from September 2010 to December 2014. From 2007 to 2008, Mr. Galligan served as Vice President of Finance and CFO of Reliant Technologies, Inc., a medical device company (later acquired by Solta Medical, Inc.). Mr. Galligan has also held the top financial executive position at several other medical device companies and began his career in various financial positions at KPMG LLP and Raychem Corp. Mr. Galligan received a B.B.S. in Business and Finance from Trinity College, Dublin University (Ireland) and is also a Fellow of the Institute of Chartered Accountants in Ireland.

Our Board of Directors believes that Mr. Galligan’s financial expertise, including his numerous years of experience as chief financial officer and financial consultant of publicly traded and privately held companies, brings financial and accounting knowledge to our Board and qualifies him to serve as one of our directors.

Judi A. Hand has served on our Board of Directors since June 2020. Since January 2017, Judi Hand is executive vice president and chief revenue officer of TTEC Holdings in Englewood, Colorado, a global customer experience technology and services company serving many of the world’s most iconic and disruptive brands. Ms. Hand also serves on the board of Sovrn, an online publisher technology platform, since February 2022. In addition, from April 2007 to December 2017, Ms. Hand was President and General Manager of TTEC Customer Growth Services (formerly Revana and Direct Alliance). With more than 25 years of sales and marketing experience, she has held senior positions at telecom industry leaders including AT&T, Northwestern Bell, US West and Qwest. From May 2014 to May 2017, Ms. Hand was an independent board member at Manitoba Telecom Services / Allstream. She holds an M.S. degree in management from Stanford University and a B.A. in communications and marketing from the University of Nebraska.

Our Board of Directors believes that Ms. Hand is qualified to serve as a director because of her extensive corporate experience. She also brings valuable expertise in corporate governance to our Board of Directors and nominating and corporate governance committee.

William D. Pearce has served on our Board of Directors since March 2013, and as our Lead Non-Management Director since June 2017. He is currently a member of the Board of Directors of Algonomy Software Private Limited (formerly RichRelevance, Inc.), a personalized shopping experience firm, a director of SpendGo, Inc., a marketing solutions company for restaurants and retailers, and Marketing Faculty at the Haas School of Business at the University of California, Berkeley. From 2012 to 2014, Mr. Pearce was Partner and Marketing Practice Director at The Partnering Group, a global consumer products and retail management consulting firm. From 2008 to 2011, he was Senior Vice President and Chief Marketing Officer at Del Monte Foods, Inc., a food production and distribution company. Mr. Pearce previously served as President and Chief Executive Officer of Foresight Medical Technology LLC, a medical device company, from 2007 to 2008; Chief Marketing Officer at Taco Bell Corp., a fast food restaurant company and subsidiary of the firm Yum! Brands, Inc., from 2004 to 2007; and Vice President Marketing at Campbell Soup Company, a food manufacturer, from 2003 to 2004. Mr. Pearce holds a B.A. in Economics from Syracuse University and an M.B.A. from the S.C. Johnson Graduate School of Management, Cornell University.

Our Board of Directors believes that Mr. Pearce is qualified to serve as a director based on his prior experience as an executive at several publicly-traded companies and his considerable experience as a board member of several privately-held companies.

Continuing Directors

Peter J. Goettner has served on our Board of Directors since March 2013. Mr. Goettner has been the General Partner of Worldview Technology Partners, Inc., a venture capital firm, since June 2004. He is the Founder of Crosschq, Inc., an IT security company, and has been its Chairman since November 2017. Mr. Goettner was previously Chief Executive Officer of DigitalThink, Inc., an enterprise e-learning solutions company which he founded, for seven years. Mr. Goettner holds a B.S. in Computer Engineering from the University of Michigan and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Our Board of Directors believes that Mr. Goettner brings to our Board of Directors extensive experience in the technology industry and his service on a number of boards provides an important perspective on operations and corporate governance matters, and qualifies him to serve as one of our directors.

Eric B. Stang has served as our President and Chief Executive Officer and as a member of our Board of Directors since January 2009 and as Chairman of our Board of Directors since December 2014. He is currently a member of the Board of Directors of Rambus Inc., a technology licensing company, a member of the Board of Directors of Avalanche Technology, Inc., a memory technology company, and a member of the board of directors of UltraSense Systems, a touch sensor solutions company. Mr. Stang was previously a director of InvenSense, Inc., a MEMS semiconductor company, from 2014 to 2017, and Solta Medical, Inc., a medical aesthetics company, from 2008 to 2014. From 2006 to 2008, Mr. Stang was President and Chief Executive Officer and a member of the board of directors of Reliant Technologies, a developer of medical technologies for aesthetic applications. From 2001 to 2006, he was President and Chief Executive Officer of Lexar Media, Inc., a solid-state memory products company and currently a subsidiary of Micron Technology. Mr. Stang also served as Chairman of the Board of Directors of Lexar Media from 2004 to 2006. Mr. Stang holds an A.B. in Economics from Stanford University and an M.B.A. from Harvard Business School.

Our Board of Directors believes that Mr. Stang is qualified to serve as a director because of his operational and historical expertise gained from serving as our President and Chief Executive Officer, his extensive public and private company board experience, and his experience as an executive in the technology industry. Our Board of Directors also believes that he brings continuity to the Board of Directors.

Jenny C. Yeh has served on our Board of Directors since January 2021, and has served as our General Counsel since December 2018, including as Senior Vice President since February 2024 and as Vice President from December 2018 to February 2024. Prior to joining us, she served as Senior Vice President and General Counsel from November 2017 to December 2018, and as Vice President and General Counsel from October 2015 to

November 2017, of Sphere 3D Corp., an information technology company. From September 2011 to March 2015, Ms. Yeh served as Executive Counsel, Transactions and Finance, at General Electric Company, a global power, renewable energy, aerospace and healthcare company, where she was a senior legal advisor to GE Corporate business development group, supporting global corporate strategy and transactions across all GE industrial businesses worldwide. From 2007 to 2011, Ms. Yeh was a corporate partner at Baker & McKenzie LLP, where she advised clients in general corporate and securities matters, with a specialization in complex cross-border transactions. Ms. Yeh holds a Juris Doctorate from Georgetown University Law Center, and Bachelor of Arts degrees from the University of California at Berkeley.

Our Board of Directors believes that the extensive experience in the legal and technology industries Ms. Yeh brings to our Board of Directors qualifies her to serve as one of our directors. Our Board of Directors also believes that she brings an important perspective on risk management and compliance issues to the Board.

Susan Butenhoff has served on our Board of Directors since July 2016. Ms. Butenhoff served as Founder, President and CEO at Access Communications from its founding in 1991 to February 2018. Ms. Butenhoff has worked as a business consultant since March 2018. In 2008, she sold Access Communications to Ketchum Public Relations, one of the world’s largest public relations firms and a member of Omnicom. From August 2014 to January 2017, Ms. Butenhoff also served as the Global Tech Director for Ketchum Public Relations. Ms. Butenhoff holds a Bachelor of Arts from University of Sussex, England and an MPhil in International Relations from the University of Cambridge.

The Board believes that Ms. Butenhoff’s leadership and business experience qualify her to serve as a director of the Company. She possesses a proven track record of effectively assisting companies, including leading technology companies, with establishing brand recognition and consumer product power brands. She also brings vast experience in the public relations and communications arena.

Russ Mann has served on our Board of Directors since September 2009. He has served as a board member of Ignite Visibility LLC, a digital marketing agency servicing national franchisors and franchisees, since March 2023, and as a board member of Flume Water, Inc., an AI-enabled smart home water meter device and data company, since November 2023. From January 2019 to November 2022, he served as Chief Executive Officer and as a board member of WineBid, an online auction market for vintage wine. He also served as Chairman of the Board of Directors of Demandstar, a B2B marketplace, from June 2018 to May 2022. From January 2017 until acquisition in November 2017 by Deltek, a Roper company, Mr. Mann was CEO of Onvia, then a publicly traded company providing B2G commerce intelligence and database information services to businesses. From May 2016 until January 2017, he was Chief Marketing Officer and SVP of Outerwall’s EcoATM kiosk network as well as General Manager of Gazelle.com, a leader in the purchase and sale of used cell phones and electronics, until Outerwall's acquisition by Apollo Management Group. He was CMO of Nintex USA LLC, a mid-market workflow software and services company, from November 2014 to November 2015. Mr. Mann was Chairman and Chief Executive Officer of Covario, Inc., an advertising technology and digital marketing agency from January 2006 to May 2014. Mr. Mann holds a B.A. in Asian Studies from Cornell University and an M.B.A. from Harvard Business School.

Our Board of Directors believes that Mr. Mann is qualified to serve as a member of our Board of Directors because of his extensive business experience, skills and acumen developed as a senior executive at companies operating in the technology industry, as well as his experience serving as the chairman of a board of directors.

Executive Officers

The names of our executive officers, their ages as of April [_], 2024, and their positions are shown below.

Name	Age	Position
Eric B. Stang	64	President and Chief Executive Officer
Shig Hamamatsu	51	Senior Vice President and Chief Financial Officer
Jenny Yeh	50	Senior Vice President and General Counsel
James A. Gustke	62	Senior Vice President of Marketing
Namrata Sabharwal	53	Chief Accounting Officer

For information regarding Mr. Stang and Ms. Yeh, please refer to their respective biographies under “Continuing Directors,” above.

Shig Hamamatsu has served as our Senior Vice President and Chief Financial Officer since February 2024 and Vice President and Chief Financial Officer since September 2021. Prior to joining us, he worked for Accuray Incorporated, a publicly traded medical device company, where he served as Chief Financial Officer from November 2018 to September 2021, as Interim Chief Financial Officer from October 2018 to November 2018 and as Vice President, Finance and Chief Accounting Officer from September 2017 to September 2018. Prior to joining Accuray, Mr. Hamamatsu served as VP, Corporate Controller at Cepheid, a publicly traded molecular diagnostics company that was acquired by Danaher Corporation, from November 2015 to May 2017. From June 2014 to November 2015, he served as VP, Finance and Corporate Controller at Cypress Semiconductor Corporation, a publicly traded global semiconductor manufacturer. From May 2012 until May 2014, Mr. Hamamatsu served as VP, Finance at RPX Corporation, a publicly traded patent risk management solutions provider. Mr. Hamamatsu began his career as an auditor at PricewaterhouseCoopers LLP. Mr. Hamamatsu holds a B.A. Business Administration, concentration in accounting, from the University of Washington. He is a certified public accountant in the state of California (inactive).

James A. Gustke has served as our Senior Vice President of Marketing since February 2024 and served as our Vice President of Marketing from August 2010 to February 2024. Prior to joining us, he was an independent consultant from 2009 to 2010. From 2006 to 2008, Mr. Gustke served as Vice President of Marketing for Intuit Inc., a financial software company and from 2001 to 2006, Mr. Gustke worked at Lexar Media, where he was responsible for business unit management, global branding and product marketing. He also served as the founding Vice President of Marketing for Ofoto, an online photography service, which was acquired by Eastman Kodak in 2001. He joined America Online in 1996 as the marketing leader for GNN, the company’s first internet service provider, and was previously a marketing manager at Polaroid. Mr. Gustke holds a B.S. in Business from Arizona State University.

Ms. Sabharwal has been our Chief Accounting Officer since June 2022. Prior to that, Ms. Sabharwal served as our Vice President, Corporate Controller since May 2016, during which time she also served as our interim Chief Financial Officer from June 2021 to September 2021. From March 2015 to May 2016, she served as our Director of SEC Reporting & SOX. Prior to joining us, Ms. Sabharwal served as Assistant Controller and Senior Director of Finance at Gigamon Inc. from July 2012 to March 2015. Ms. Sabharwal started her career with Deloitte & Touche LLP as a certified public accountant. She holds a Bachelor of Commerce degree in accounting and finance from Mumbai University, India.

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The authorized number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. The current authorized number of directors constituting our entire Board is nine. Our Board of Directors currently consists of eight directors, six of whom qualify as “independent” under the New York Stock Exchange listing standards.

Except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Our Board currently consists of eight directors. In addition, Mr. Pearce was appointed as Lead Non-Management Director for another one-year term, effective immediately following the 2024 annual meeting and continuing until the 2025 annual meeting.

In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•
Class I directors are Mr. Goettner, Mr. Stang, and Ms. Yeh, and their current terms will expire at the annual meeting of stockholders to be held in 2025;
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Class II directors are Ms. Butenhoff and Mr. Mann, and their current terms will expire at the annual meeting of stockholders to be held in 2026; and
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Class III directors are Mr. Galligan, Ms. Hand, and Mr. Pearce, whose current terms will expire at the Annual Meeting, and they are standing for election at this Annual Meeting for terms that will expire at the annual meeting of stockholders to be held in 2027.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Meetings and Director Communications

During fiscal 2024, the Board of Directors held six meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served. Directors are also encouraged to attend annual meetings of the stockholders of the Company. All of our then-continuing directors attended the 2023 annual meeting of stockholders.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s principal executive offices addressed to the intended recipient and care of our Corporate Secretary. Our Corporate Secretary will review all incoming stockholder communications and route such communications as appropriate to member(s) of the Board of Directors (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material). For a more detailed description of stockholder communications see “Communications With Our Board of Directors.”

Director Independence

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors determined that none of Ms. Butenhoff, Mr. Galligan, Mr. Goettner, Ms. Hand, Mr. Mann, and Mr. Pearce has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange (the “Applicable Rules”). The Board determined that Mr. Stang and Ms. Yeh are not “independent” as that term is defined under the Applicable Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described under “Certain Relationships and Related Party

Transactions.” The Board of Directors also determined that each director other than Mr. Stang and Ms. Yeh is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director.

Board Committees

Our Board of Directors currently has an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.

Audit Committee

Our audit committee is comprised of Messrs. Galligan, Goettner and Mann, with Mr. Galligan serving as our audit committee chairperson. The composition of our audit committee meets the requirements for independence of audit committee members under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of the current listing standards. In addition, our Board of Directors has determined that Mr. Galligan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). During fiscal 2024, the audit committee held eight meetings. The responsibilities of our audit committee include, among other things:

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selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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helping to ensure the independence and performance of the independent registered public accounting firm;
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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
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establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;
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periodically reviewing legal compliance matters, including securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company;
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establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;
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considering the adequacy of our internal accounting controls and audit procedures;
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reviewing our policies on risk assessment and risk management;
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approving all audit and non-audit services other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and
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reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.

Our audit committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on the Investors section of our website at https://investors.ooma.com/corporate-governance/documents-charters.

Compensation Committee

Our compensation committee is comprised of Ms. Butenhoff, Mr. Mann and Mr. Pearce. Mr. Pearce serves as our compensation committee chairperson. Each member of our compensation committee meets the requirements for independence for compensation committee members under current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board of

Directors relating to compensation of our executive officers. During fiscal 2024, the compensation committee held six meetings. The responsibilities of our compensation committee include, among other things:

•
overseeing our overall compensation philosophy, compensation plans and benefits programs;
•
reviewing, approving and determining, or making recommendations to our Board of Directors regarding, the compensation and benefits provided to our Chief Executive Officer and other executive officers;
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administering our stock and equity incentive plans;
•
reviewing and approving or making recommendations to our Board of Directors regarding incentive compensation and equity plans; and
•
establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee also periodically reviews and make recommendations to our Board of Directors as to compensation for the non-employee members of our Board of Directors.

Our compensation committee has the authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the compensation committee in carrying out its responsibilities and functions as set forth herein. In fiscal 2024, our compensation committee retained the services of Compensia, Inc., an independent compensation consulting firm, to provide advice and recommendations on competitive market practices and specific compensation decisions for our executive officers and non-employee directors. Compensia provided no other services to the Company in fiscal year 2024.

Our compensation committee was established in accordance with, and operates under a written charter that satisfies, the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on the Investors section of our website at https://investors.ooma.com/corporate-governance/documents-charters.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Mses. Butenhoff and Hand, and Mr. Goettner. Ms. Butenhoff serves as our nominating and governance committee chairperson. The composition of our nominating and governance committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. The nominating and governance committee held four meetings in fiscal 2024. The responsibilities of our nominating and governance committee include, among other things:

•
identifying, evaluating and selecting, or making recommendations to our board of directors regarding nominees for election or our Board of Directors and its committees;
•
considering and making recommendations to our board of directors regarding the composition of our Board and Directors and its committees;
•
reviewing proposed waivers of the code of ethics and business conduct;
•
reviewing, jointly with the compensation committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors;
•
reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board of Directors;
•
evaluating the performance of our Board of Directors and of individual directors; and
•
reviewing and overseeing the management of our strategy, initiatives, risks, opportunities and related reporting with respect to significant environmental, social and governance matters (other than human capital management matters which are overseen by the compensation committee).

Our nominating and governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our nominating and governance committee and our corporate governance guidelines is available on the Investors section of our website at https://investors.ooma.com/corporate-governance/documents-charters.

Committee Membership

Our Board has established three standing committees: the audit committee, the compensation committee, and the nominating and governance committee.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Andrew H. Galligan (chair)	William D. Pearce (chair)	Susan Butenhoff (chair)
Peter J. Goettner	Susan Butenhoff	Peter J. Goettner
Russ Mann	Russ Mann	Judi Hand

Nominations Process and Director Qualifications

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our nominating and governance committee in accordance with its charter, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines and the considerations described below regarding the evaluation of director nominees. In recommending candidates for nomination, our nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates.

Additional information regarding the process for properly submitting stockholder nominations for candidates for nomination to our Board of Directors is set forth above under “Requirements for Stockholder Proposals to be considered for inclusion in our proxy materials for our 2025 Annual Meeting” and “Requirements for Stockholder Proposals to be presented at our 2025 Annual Meeting.”

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. In evaluating the suitability of individual candidates, our nominating and governance committee may take into account many factors, including, without limitation, diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to the Company’s industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; practical and mature business judgment; any statutory or listing requirements and any other relevant qualifications, attributes or skills. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem desirable, from time to time, and are in our and our stockholders’ best interests.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full Board of Directors the director nominees for selection.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has ever been an executive officer or employee of ours, and no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serve, or have served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of our Code of Ethics and Business Conduct is available in the Investors section of our website at https://investors.ooma.com/corporate-governance/documents-charters.

Board Leadership Structure

We believe that the structure of our Board of Directors and its committees provides strong overall management of our Company. Eric Stang is the Chairman of our Board of Directors and our President and Chief Executive Officer, and consequently Mr. Stang is not independent under the listing standards of the New York Stock Exchange as a result of his employment with us. Our Board of Directors believes that Mr. Stang is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Accordingly, our Board of Directors has determined that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time and is in the best interests of our Board of Directors, our Company and our stockholders as it promotes the efficient and effective development and execution of our corporate strategy and facilitates information flow between management and our Board of Directors.

Our corporate governance guidelines provide that if our Chairman is not independent, the Board of Directors will designate a lead director. The Board of Directors determined that it would be beneficial to have a lead director to, among other things, preside over executive sessions of the independent directors, which provides the Board of Directors with the benefit of having the perspective of independent directors. The role of the lead director is described further below.

As our Chief Executive Officer, Mr. Stang is responsible for setting the strategic direction of our Company, the general management and operation of the business and the guidance and oversight of senior management. And as the Chairman of our Board of Directors, he also monitors the content, quality and timeliness of information sent to our Board of Directors.

Lead Non-Management Director

Our Board of Directors has appointed William D. Pearce to serve as our lead non-management director. As lead non-management director, Mr. Pearce presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board’s Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our compensation committee reviews and discusses the risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a materially adverse effect on us. All of our standing committees report to the Board of Directors on a periodic basis.

Information Security

We are heavily reliant on our technology and infrastructure to provide our products and services to our customers. As a result, we have developed an information security program (referred to as our InfoSec Program) to enhance our network security measures, identify and mitigate information security risks, and protect and preserve the confidentiality, integrity, and continued availability of our own critical information as well as that of our customers and suppliers that is in our care. Our InfoSec Program includes development, implementation, and continual improvement of policies and procedures to safeguard information and ensure availability of critical data and systems. Our InfoSec Program further includes using third-party software to help us identify potential weaknesses and to conduct periodic network access penetration testing on a regular basis. In addition, in accordance with our InfoSec Program, we actively monitor known threats that could affect our products and services and we work with our suppliers to provide us with real-time reports of threats or vulnerabilities that may affect our enterprise-wide systems. Our InfoSec Program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident.

Management reports security instances to the Board as they occur, if material, and provides a summary multiple times per year to the full Board of Directors about periodic assessment of our internal response preparedness, and assessments led by outside advisors. We carry insurance intended to defray potential losses arising from a cybersecurity incident. We have not experienced any material information security breaches or incurred any material expenditures related to any information security breaches in the last three years. To date, we have not paid any penalties or settlements in connection with any information security breaches.

Outside Director Compensation

The following table summarizes compensation paid to our non-employee directors during the fiscal year ended January 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
Susan Butenhoff	54,000	159,071	213,071
Andrew H. Galligan	60,000	159,071	219,071
Peter J. Goettner	54,000	159,071	213,071
Judi A. Hand	44,000	159,071	203,071
Russ Mann	56,000	159,071	215,071
William D. Pearce	67,000	159,071	226,071

(1)
The amount reported represents the fees earned for service on the Board of Directors and committees of the Board of Directors during fiscal 2024.
(2)
In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to our non-employee directors during fiscal 2024, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value for restricted stock units is measured based on the closing price of the Company’s common stock on the date of grant. See Note 2 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 titled “Significant Accounting Policies.”
(3)
As of January 31, 2024, each non-employee director held 11,783 unvested restricted stock units.
(4)
As of January 31, 2024, the number of shares underlying stock options (all of which were fully vested and exercisable) held by each non-employee director was: Ms. Butenhoff (0); Mr. Galligan (35,000); Mr. Goettner (10,000); Ms. Hand (0), Mr. Mann (0); and Mr. Pearce (0).

Directors who are also our employees receive no additional compensation for their service as a director. During the fiscal year ended January 31, 2024, two current directors, Mr. Stang, our President, Chief Executive Officer and Chairman of the Board, and Ms. Yeh, our Senior Vice President and General Counsel, were employees. Their compensation is discussed in “Executive Compensation.”

Cash Compensation

For fiscal 2024, each of our non-employee directors is entitled to an annual cash retainer of $40,000 for serving on our Board of Directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement during the quarter.

The chairpersons and non-chair members of the three standing committees of our Board of Directors will be entitled to the following additional annual cash fees (payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement during the quarter):

Board Committee	Chairperson Fee ($)	Non-Chair Member Fee ($)
Audit Committee	20,000	10,000
Compensation Committee	12,000	6,000
Nominating and Governance Committee	8,000	4,000

In addition, our lead director is entitled to an additional $15,000 annual cash fee, payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement during the quarter.

Our non-employee directors are also reimbursed for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Directors or committee meetings.

Equity Compensation

Annual Restricted Stock Unit Grant. Each non-employee director is entitled to an annual grant of restricted stock units (“RSUs”), serving as members of our Board of Directors on the date of each annual meeting, equal to $150,000 divided by the average closing price of our common stock on the New York Stock Exchange over the 30 trading days preceding the grant. These restricted stock units will vest on the date of the subsequent annual meeting, subject to the director’s continued service through the vesting date.

Director Stock Ownership Guidelines. Upon consultation with Compensia, in fiscal 2021 our compensation committee approved, and the Company adopted, stock ownership guidelines for its non-employee directors. Directors are required to hold an equivalent value of Ooma common stock (or qualifying equity holdings) equal to three times a director’s annual cash retainer. Shares that count toward meeting the stock ownership guidelines include shares owned outright, restricted stock and RSUs, stock purchase plan holdings and shares owned directly by the director’s immediate family members and/or trust. Directors have the later of five years from appointment of the Board of Directors or the date of the policy adoption to acquire and hold the pre-determined level of shares. As of January 31, 2024, all of our directors had reached the stated ownership requirements for fiscal year 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, certain officers and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of April [_], 2024 by:

(1)
each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)
each of our named executive officers;
(3)
each of our directors; and
(4)
all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on April , 2024.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April [_], 2024. Shares subject to those options for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on [_] shares of our common stock outstanding as of April [_], 2024. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Ooma, Inc., 525 Almanor Avenue, Suite 200, Sunnyvale, California 94085.

Name of Beneficial Owner	Common Stock	Options Exercisable within 60 days	Restricted Stock Units Vesting within 60 days	Number of Shares Beneficially Owned	Percentage Ownership
5% Stockholders
Entities affiliated with Blackrock, Inc.(1)	3,417,651	—	—	3,417,651	12.94%
Trigran Investments, Inc.(2)	4,036,263	—	—	4,036,263	15.28%
Named Executive Officers and Directors
Eric B. Stang(3)	1,109,388	457,188	38,125	1,604,701	5.96%
James A. Gustke(4)	109,042	41,550	5,438	156,030	*
Jenny Yeh(5)	49,632	6,550	6,188	62,370	*
Shig Hamamatsu(6)	44,427	—	6,813	51,240	*
Namrata Sabharwal(7)	18,944	7,313	2,126	28,433	*
Andrew H. Galligan(8)	190,288	35,000	11,783	237,071	*
William D. Pearce(9)	135,585	—	11,783	147,368	*
Peter J. Goettner(10)	111,243	10,000	11,783	133,026	*
Russ Mann(11)	83,348	—	11,783	95,131	*
Susan Butenhoff(12)	76,628	—	11,783	88,411	*
Judi Hand(13)	29,304	—	11,783	41,087	*

All executive officers and directors as a group (11 persons)	1,957,829	557,601	129,388	2,644,868	9.76%

* Represents less than 1% of the total shares.

(1)
Based on information set forth in a Schedule 13G/A filed with the SEC on January 23, 2024. The Reporting Person, Blackrock, Inc., a publicly traded Delaware corporation, has sole voting power over 3,152,014 shares of common stock of the Company and sole dispositive power over 3,417,651 shares of common stock of the Company. The address of the Reporting Person is 50 Hudson Yards, New York, NY 10001.
(2)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2024. The Reporting Person, Trigran Investments, Inc., an Illinois corporation, has shared voting power over 3,853,960 shares of common stock of the Company and shared dispositive power over 4,036,263 shares of common stock of the Company, shared with Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson, the controlling shareholders and officers of Trigran Investments, Inc. The address of the Reporting Person and each of the listed controlling shareholders and officers is 630 Dundee Road, Suite 230, Northbrook, IL 60062.
(3)
Consists of (i) 15,000 shares of common stock held directly by Mr. Stang and 1,094,388 restricted stock units held by the Eric Stang & Pamela Stang TR UA 09/02/2004 Stang Family Trust, all of which are vested as of April [_], 2024, (ii) 457,188 shares of our common stock issuable pursuant to outstanding stock options exercisable within 60 days of April [_], 2024, all of which were fully vested as of such date, and (iii) 38,125 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(4)
Consists of (i) 109,042 shares of restricted stock held by Mr. Gustke, all of which are vested as of April [_], 2024, (ii) 41,550 shares of our common stock issuable pursuant to outstanding stock options exercisable within 60 days of April [_], 2024, all of which were fully vested as of such date, and (iii) 5,438 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(5)
Consists of (i) 49,632 shares of restricted stock held by Ms. Yeh, all of which are vested as of April [_], 2024, (ii) 6,550 shares of our common stock issuable pursuant to outstanding stock options exercisable within 60 days of April [_], 2024, all of which were fully vested as of such date, and (iii) 6,188 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(6)
Consists of (i) 44,427 shares of restricted stock held by Mr. Hamamatsu, all of which are vested as of April [_], 2024, and (ii) 6,813 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(7)
Consists of (i) 18,994 shares of restricted stock held by Ms. Sabharwal, all of which are vested as of April [_], 2024, (ii) 7,313 shares of our common stock issuable pursuant to outstanding stock options exercisable within 60 days of April [_], 2024, all of which were fully vested as of such date, and (iii) 2,126 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(8)
Consists of (i) 190,288 shares of restricted stock held by Mr. Galligan, all of which are vested as of April [_], 2024, (ii) 35,000 shares of our common stock issuable pursuant to outstanding stock options exercisable within 60 days of April [_], 2024, all of which were fully vested as of such date, and (iii) 11,783 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(9)
Consists of (i) 135,585 shares of restricted stock held by Mr. Pearce, all of which are vested as of April [_], 2024, and (ii) 11,783 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(10)
Consists of (i) 111,243 shares of restricted stock held by Mr. Goettner, all of which are vested as of April [_], 2024; (ii) 10,000 shares of our common stock issuable pursuant to outstanding stock options exercisable within 60 days of April [_], 2024, all of which were fully vested as of such date, and (iii) 11,783 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(11)
Consists of (i) 83,348 shares of restricted stock held by Mr. Mann, all of which are vested as of April [_], 2024; and (ii) 11,783 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(12)
Consists of (i) 76,628 shares of restricted stock held by Ms. Butenhoff, all of which are vested as of April [_], 2024; and (ii); 11,783 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.
(13)
Consists of (i) 29,304 shares of restricted stock held by Ms. Hand, all of which are vested as of April; 12, 2023; and (ii) 11,783 shares of our common stock issuable upon vesting of restricted stock units within 60 days of April [_], 2024.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program for our executive officers during the fiscal year ended January 31, 2024 for the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

We had five executive officers as of January 31, 2024. Our named executive officers for fiscal 2024, which consist of our principal executive officer (“PEO”), our principal financial officer and our other three executive officers, are:

•
Eric B. Stang, our President, Chief Executive Officer, and Chairman of the Board of Directors;
•
Shig Hamamatsu, our Senior Vice President and Chief Financial Officer;
•
Jenny Yeh, our Senior Vice President, General Counsel, and Director;
•
James Gustke, our Senior Vice President of Marketing; and
•
Namrata Sabharwal, our Chief Accounting Officer.

This section also discusses our executive compensation philosophy, objectives and design; how and why our compensation committee arrived at the specific compensation policies and decisions during fiscal 2024; the role of Compensia, Inc., our compensation committee’s independent compensation consulting firm; and the peer group used in evaluating executive compensation.

Executive Summary

We provide leading communications services and related technologies that bring unique features, ease of use, and affordability to business and residential customers through our smart software-as-a-service and unified communications platforms. For businesses of all sizes, we deliver advanced voice and collaboration features including messaging, intelligent virtual attendants and video conferencing to help them run more efficiently. For consumers, our residential phone service provides PureVoice high-definition voice quality, advanced functionality and integration with mobile devices.

Fiscal Year. The Company’s fiscal year ends on January 31. References to “fiscal 2024” and “fiscal 2023” refer to the fiscal years ended January 31, 2024, and January 31, 2023, respectively.

Full Year Fiscal 2024 Financial Highlights

•
Revenue: Total revenue was $236.7 million, up 10% year-over-year. Subscription and services revenue increased to $221.6 million and was 94% of total revenue, primarily driven by the growth of Ooma Business and our acquisition of 2600hz, Inc. in October 2023 (the “2600Hz Acquisition”).
•
Net Income/Loss: GAAP net loss was $0.8 million, compared to GAAP net loss of $3.7 million, in fiscal 2023. Non-GAAP net income was $15.4 million, compared to non-GAAP net income of $13.6 million.
•
Adjusted EBITDA: Adjusted EBITDA was $19.8 million, compared to $17.4 million in fiscal 2023.

Fiscal 2024 Compensation Highlights

In fiscal 2024, our compensation committee evaluated executive officer compensation, including cash and equity compensation, and largely maintained the same executive compensation program it implemented in fiscal 2023.

In fiscal 2024, the key highlights of our executive compensation program included:

•
Compensation Peer Group. We utilized a compensation peer group to ensure our executive compensation is comparable and competitive relative to similar companies.
•
Base Salary and Bonus Targets. We increased base salaries for each of our named executive officers and the target bonus opportunity under the fiscal 2024 bonus plan (the “Bonus Plan”) for Mr. Stang and Ms. Sabharwal. The target bonus opportunity under the Bonus Plan for the other named executive officers did not change and therefore declined as a percentage of annual base salary.
•
Equity Awards. We granted restricted stock unit (RSU) awards to each of our named executive officers, with four-year vesting schedules to help ensure that equity awards would deliver compensation and retention value closer to that provided by companies in our compensation peer group.
•
Bonuses Paid Based on Corporate Performance. We did not meet our corporate revenue and EBITDA targets. Therefore, pursuant to the pre-established formula under the Bonus Plan, our named executive officers received below-target bonus amounts.
•
Discretionary Bonuses. During fiscal 2024 we executed on multiple growth initiatives and completed and integrated the strategic acquisition of 2600hz, Inc. (“2600Hz”) and related financing. Following the end of fiscal 2024, our compensation committee evaluated the performance of our named executive officers and determined that their individual efforts and accomplishments, including extraordinary contributions to the acquisition and integration of 2600Hz, warranted the payment of special bonuses, representing, in the case of Ms. Yeh, less than 10% of annual base salary and, in the case of the other named executive officers, less than 5% of annual base salary.

Stockholder Advisory Vote on Executive Compensation

At our 2023 annual meeting of stockholders, we held a non-binding advisory vote on the compensation of our named executive officers (a “Say-on-Pay vote”). Our stockholders approved the fiscal 2023 compensation of our named executive officers, with over 95% of the votes cast in favor of our fiscal 2023 compensation program. By the time this vote was conducted, many of the decisions relating to the compensation of our named executive officers for fiscal 2024 had already been made.

Our compensation committee has considered and intends to continue to consider the results of the annual Say-on-Pay vote, as the results reflect our overall compensation philosophy and policies and in making future compensation decisions relating to our executive officers.

Compensation Philosophy and Objectives

We design our executive compensation program to achieve the following objectives:

•
attract, motivate and retain executive officers of outstanding ability and potential;
•
motivate and reward behavior consistent with our corporate performance objectives; and
•
ensure that compensation is meaningfully tied to the creation of stockholder value.

We believe that our executive compensation program should include short-term and long-term elements and should reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to compensation paid by similar companies operating in the technology industry, in particular comparable companies, taking into account the role and performance of the individual executive and the performance and strategic objectives of Ooma.

Compensation Design

The compensation arrangements for our executive officers consist of base salary, performance-based cash bonuses, equity awards, and broad-based welfare and health benefit programs. While we offer cash compensation in the form of base salaries and annual cash bonuses, we intend equity compensation to be the central component of our executive compensation program.

We emphasize the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. Historically, we have provided equity compensation in the form of stock options and time-based RSU awards that typically vest over multi-year periods. We believe that stock options and RSU awards can align the interests of executive officers with our stockholders and drive a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors and providing greater transparency and predictability to our executive officers with respect to the value of their compensation.

Our compensation committee reviews our executive compensation program at least annually. As part of this review process, our compensation committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure our executive compensation program remains competitive. Our compensation committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.

During fiscal 2024, our executive compensation program was designed to emphasize “at risk” or performance-based pay, as reflected in the sum of on-target performance-based cash bonuses plus grant date value of long-term equity awards as a percentage of the value of total on-target compensation (i.e., the sum of annual base salary, annual cash incentive value and grant date value of long-term, equity incentive awards). Our compensation committee targeted total on-target compensation and each of its components with reference to 50th percentiles of the peer group in connection with its annual review. Given the highly competitive talent market, we strive to offer a compensation program that will attract and retain a talented workforce, while taking into consideration the compensation practices of peer companies based on an objective set of criteria.

The following table presents total on-target compensation and the on-target value of each of these components for fiscal 2024. For more detail regarding our compensation committee’s decisions, see the narrative under “Elements of Our Executive Compensation Program” below.

	On-Target Compensation*
Name	Base Salary ($)(1)	Cash Incentive Awards ($)(1)	Equity Incentive Awards ($)	Total ($)
Eric Stang	575,000	575,000	3,287,500	4,437,500
Shig Hamamatsu	440,000	290,000	973,100	1,703,100
Jenny Yeh	400,000	170,000	552,300	1,122,300
James Gustke	340,000	160,000	420,800	920,800
Namrata Sabharwal	300,000	82,500	157,800	540,300

__________________________

* These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which are disclosed in accordance with SEC rules.

(1)
Amounts for base salary and cash incentive award represent annualized pay package for fiscal 2024, effective as of May 1, 2023.

Our compensation committee believes that the allocation between salary and cash incentive compensation reflected above encouraged our executive officers to take appropriate risks aimed at improving our Company's financial success and creating long-term stockholder value helped align our executive officers' short-term cash incentives with the competitive practices of our peer group, and did not promote inappropriate risk taking. The amount and type of equity awards approved for fiscal 2024 reflected our compensation committee's desire to motivate the executive officers' performance and manage our burn rate and stockholder dilution.

From time to time, special business conditions such as the recognition for exceptional contribution may warrant additional compensation to retain or motivate executive officers. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board of Directors on its discussions, decisions and other actions. Our compensation committee has retained Compensia Inc. ("Compensia"), an independent compensation consulting firm, to provide advice and ongoing recommendations on competitive market practices and specific compensation decisions for our executive officers and non-employee directors. As our compensation committee requested and to assist our compensation committee as it made decisions with respect to compensation matters, as explained below, Compensia provided certain qualitative and quantitative information regarding compensatory practices in the market for executive and non-employee director talent, analyzed the existing compensation arrangements of our executives and non-employee directors, and was available to our compensation committee to provide technical and other information it requested in connection with performing its function throughout fiscal 2024. Compensia provided no other services to the Company in fiscal 2024.

Historically, our Chief Executive Officer consults with our compensation committee regarding the performance of the executive officers; at the direction of our compensation committee, works with Compensia to implement its directions regarding compensation program designs; makes recommendations to our compensation committee; often attends compensation committee meetings; and is involved in the determination of compensation for the respective executive officers (other than himself), but he does not attend the portions of compensation committee meetings at which his own compensation is discussed and determined. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our overall results as well as our corporate targets, an individual executive officer’s contribution toward these results, performance toward individual goal achievement and external market compensation data. Our compensation committee then reviews these recommendations and other data, including corporate performance compared to the annual financial plan (as discussed in further detail below) and input from Compensia, and makes decisions as to each item of total compensation, and the total compensation, for each executive officer, as well as each individual compensation component. Our compensation committee consults with the independent members of the Board of Directors regarding compensation for our Chief Executive Officer. The independent members of the Board of Directors evaluate the Chief Executive Officer’s performance, and our compensation committee then reviews and makes the final decisions regarding executive compensation for our Chief Executive Officer. As noted above, our compensation committee is authorized to select, engage, compensate and terminate compensation consultants, legal counsel, and such other advisors, as it sees fit, to assist in carrying out their responsibilities and functions, including the oversight of our overall compensation philosophy, compensation plans and benefits programs and our executive compensation programs and related policies.

Compensation Peer Group

Our compensation committee reviews our peer group on an annual basis, with input from Compensia, and the group may be adjusted from time to time based on, among other input, a comparison of revenues, market capitalization, industry and peer group performance and merger and acquisition activity. In fiscal 2023, our compensation committee adjusted our peer group for fiscal 2024 based in part on input from Compensia and after taking into consideration what is appropriate for our Company, stockholders and management team. For fiscal 2024, our compensation committee established a compensation peer group designed to reflect companies that are generally in the telecommunication services and enterprise software sectors, with similar revenues, revenue growth and market capitalization. After considering analysis and data provided by Compensia, this compensation peer group was generally selected based on companies with revenues of 0.33 to 3.0 times our annual revenues, as well as a market capitalization of 0.25 to 4.0 times our market capitalization. The following company was removed from the compensation peer group as result of merger and acquisition activity or for other reasons: ORBCOMM.

The peer group for fiscal 2024 used to inform our compensation committee of pay decisions and practices consisted of the following companies:

• 8x8 • Arlo Technologies • Bandwidth • Brightcove • ChannelAdvisor • DZS • Domo • Gogo • LivePerson	• LiveVox Holdings • Model N • ON24 • Spok Holdings • Vocera Communications • Vonage Holdings • Yext

In addition to the peer group, Compensia also provided compensation data sourced from its internal database and other compensation surveys (generally reflecting companies with revenue between $100 million and $500 million).

Our compensation committee considers the compensation levels of the executives at the companies in our compensation peer group and the broader market to provide general guidance and a benchmark for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group or broader market.

Elements of Our Executive Compensation Program

Our executive compensation program consists of three principal components:

•
base salary;
•
cash bonuses; and
•
equity compensation.

Base Salary

We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for the performance of their day-to-day responsibilities. Each executive officer’s base salary was originally established as the result of arms-length negotiations in connection with the commencement of employment. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted. In March 2023, our compensation committee reviewed the base salaries of our then-serving executive officers and, after considering analysis performed by Compensia and noting that the base salaries of the named executive officers were generally at or below the reference level for the peer group, determined to increase the annual base salaries of the following named executive officers to provide more competitive compensation and additional incentives for performance: Mr. Stang (from $550,000 to $575,000); Mr. Hamamatsu (from $410,000 to $440,000); Ms. Yeh (from $350,000 to $400,000); Mr. Gustke (from $320,000 to $340,000); and Ms. Sabharwal (from $265,000 to $300,000). These changes were effective as of May 1, 2023. The actual base salaries paid to our named executive officers during fiscal 2024 are set forth in the Summary Compensation Table below.

Cash Bonuses

During fiscal 2024, our compensation committee awarded our named executive officers with a combination of annual targeted bonus opportunities and discretionary bonuses.

Opportunities Under the 2024 Bonus Plan and Sales Commission Plan

We provide our executive officers the opportunity to receive annual cash bonuses in the same form available to many of our employees. These cash bonuses are intended to encourage the achievement of corporate performance objectives, in particular corporate revenue and EBITDA targets. In March 2023, our compensation committee reviewed the target cash bonus amounts and, after considering analysis performed by Compensia, decided to increase the total annual target bonus amounts under our Bonus Plan for Mr. Stang and Ms. Sabharwal in the following amounts to make our cash compensation more effective and, with respect to Ms. Sabharwal, in light of her promotion to Chief Accounting Officer in fiscal 2023, with only the target bonus amounts for Mr. Stang and Ms. Sabharwal increasing: $550,000 to $575,000 (Mr. Stang); and $66,260 to $82,500 (Ms. Sabharwal). Mr. Stang and Ms. Sabharwal’s target cash bonus amount adjustments were effective as of May 1, 2023. Among other considerations, our compensation committee took into account the percentage of annual base salary each target cash bonus opportunity represented in relation to the reference level for the relevant opportunity for similar officers across our peer group companies. The target cash bonus amounts of the other named executive officers were not adjusted while they were serving as executive officers as our compensation committee determined that they were competitive and served their retention purposes.

Consistent with prior year bonus plans, the Bonus Plan provided for annual payments based on two Company performance measures, with an opportunity to earn up to 200% of the on-target bonus amount. Our compensation committee believed this plan aligns with our compensation philosophy and objectives. As explained below, the actual amount of any payouts under cash incentive awards to a named executive officer is determined by multiplying the on-target bonus payment by a “multiplier” (which could be more or less than 100% but could not exceed 200%) that could vary depending on the percentage of achievement of the two Company performance objectives.

The Board of Directors approves a financial plan for our Company for each fiscal year, and, in practice, the financial plan is the basis for setting the performance objectives under the Bonus Plan. The performance objectives are:

•
adjusted EBITDA, which represents net income (loss) before interest and other income, non-cash income tax benefit, depreciation and amortization, stock-based compensation and related taxes, amortization of acquired intangible assets and other acquisition-related charges, restructuring charges, and certain litigation costs that are not representative of the ordinary course of our business; and
•
annual revenue, which represents total revenue reflected in our consolidated statements of operations for the fiscal year.

Adjusted EBITDA and annual revenue were chosen as performance objectives under the plan because we believed them to be the best indicators of financial success and stockholder value creation for our Company. Our compensation committee also selected these measures because improvement in these measures aligns with our overall growth strategy; our investors and we see these measures as among the most critical of our financial information, and these measures balance growth and profitability.

The Company performance objectives were set at levels intended to reward our named executive officers for achieving results that met our expectations. We believe that to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the objective, the performance for the performance period must be aligned with our Company financial plan, and that our named executive officers should not be rewarded for Company performance that did not approximate our Company financial plan. Accordingly, our cash incentive compensation plan was designed to pay our named executive officers nothing if our Company failed to achieve at least 76.3% of the adjusted EBITDA performance objective and at least 97.6% of the annual revenue performance objective.

For fiscal 2024, our compensation committee reviewed our financial performance across the predetermined financial performance goals to determine the amounts to be paid to the named executive officers under the Bonus Plan. In determining the final payment, our compensation committee considered the payouts that would have been achieved based on the formula discussed above. The annual revenue and adjusted EBITDA targets, as well as actual results, under the Bonus Plan, were as follows:

Performance Measure	Target	Actual
Annual Revenue:	$239.4 million	$236.7 million
Year-over-Year Growth*:	10.7%	9.5%
Adjusted EBITDA:	$20.3 million	$19.8 million
Year-over-Year Change*:	16.8%	14.1%

* Compared to prior year actual results

Our compensation committee determined the payout under the Bonus Plan using the formula set forth therein. Specifically, our compensation committee determined that the “multiplier” was approximately 78.0% (98.9% achievement of the annual revenue target and 97.6% achievement of the adjusted EBITDA target) for fiscal 2024. As a result, below-target bonus amounts were paid to our named executive officers under our Bonus Plan, reflecting a multiplier of 78.0% for our named executive officers. The actual bonuses paid to our named executive officers for services provided in fiscal 2023 are set forth in the Summary Compensation Table below.

In addition to the Bonus Plan, our Senior Vice President of Marketing is eligible to earn a bonus under a sales commission plan established on an annual basis. For fiscal 2024, the target bonus opportunity under this plan of $60,000 was unchanged from fiscal 2023. See “Executive Employment Arrangements and Potential Payments Upon Termination or Change in Control James A. Gustke.” The amounts Mr. Gustke earned under the sales commission plan for fiscal 2024 are set forth in the Summary Compensation Table below.

Discretionary Bonuses

In addition to awarding bonus opportunities under our Bonus Plan, in February 2024, our compensation committee evaluated the performance of our named executive officers and determined that their individual efforts and accomplishments during fiscal 2024, including extraordinary contributions to the acquisition and integration of 2600Hz, warranted the payment of special bonuses, representing, in the case of Ms. Yeh, less than 10% of annual base salary and, in the case of the other named executive officers, less than 5% of annual base salary. The amounts our executive officers earned under the foregoing special bonus opportunities are set forth in the “Bonus” column of the Summary Compensation Table below.

Equity Compensation

We believe that strong long-term corporate performance is achieved with a compensation program that encourages a long-term focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has been provided largely in the form of equity awards. Historically, we used time-based stock options and time-based RSU awards that typically vest over multi-year periods to help align the interests of our executive officers with the interests of our stockholders and enable them to participate in the appreciation of our common stock.

Because stock option awards are granted with an exercise price equal to or greater than the closing price per share of our common stock on the date of grant, these options will have value to our named executive officers only if the market price of our common stock increases after the date of grant. Our compensation committee believes that these features of the awards align the interests of our named executive officers with those of the stockholders because they create the incentive to build stockholder value over the long-term. Our compensation committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciate if the trading price of our common stock appreciates, and also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team. Additionally, because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our executive officers using fewer shares of our common stock than would be necessary if we used stock options as our sole form of equity awards.

In March 2023, our compensation committee reviewed the outstanding equity awards held by our executive officers and considered analysis performed by Compensia, as well as factors such as the anticipated future contributions of the executive officer, the competitiveness of the executive officer's overall compensation package, the significant unvested equity awards held by most of our executive officers, the potential reward to the executive officer if the market value of our common stock appreciates, and the recommendations of our CEO. Our compensation committee also takes into account “burn rate” as an additional factor in making its determinations with respect to equity awards. Burn rate is calculated by dividing the total number of shares granted under all of our equity incentive plans during a period by the weighted average number of shares of common stock outstanding during that period and is expressed as a percentage. Based on that review and consideration of the factors mentioned above, our compensation committee determined to award RSUs to each of our named executive officers as set forth in the Grant of Plan-Based Awards Table below. The determination of the number of shares of our common stock underlying each stock option or RSU grant was made, in part, with reference to the value attributable to the reference level for the comparable position at the companies within the peer group, which supported our compensation committee’s decisions. The levels were also designed to make the executive compensation program competitive while keeping the burn rate and dilution associated with our equity compensation programs within a range our compensation committee deemed appropriate.

Benefits Programs

Our employee benefits programs, including our 401(k) plan, employee stock purchase plan (“ESPP”), and health, and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive’s performance, to make our executive team more efficient and effective, and recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our compensation committee.

Post-Employment Compensation

Our executive officers are eligible to receive severance payments, equity acceleration, and benefits in the event of a termination of employment by the Company without cause, in connection with a change in control of the Company, or by the executive for good reason. Our compensation committee has determined that these arrangements are both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to named executive officers are set forth below in the section titled “Executive Employment Arrangements and Potential Payments Upon Termination or Change in Control.”

Other Compensation Policies

Equity Awards Grant Policy

Our compensation committee has adopted a policy governing equity awards that are granted to our non-executive employees. Equity awards to our executive officers or members of our board of directors must be approved either by our board of directors or our compensation committee at a meeting or by unanimous written consent. Generally, our compensation committee approves the annual grant of equity awards with an effective date in March of each year. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.

Hedging and Pledging Policy

Under the terms of our insider trading policy, none of the officers, directors, or employees of Ooma or its subsidiaries, nor any contractors or consultants that we determine have access to material non-public information (nor any of the family or household members or entities controlled by any of the foregoing), may engage in short sales of our securities. In addition, such persons may not engage in hedging or monetization transactions involving our securities. Unless approved by our Compliance Officer, such persons may not hold our securities in a margin account or pledge our securities as collateral for a loan.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

Our insider trading policy requires that our executive officers and members of our board of directors do not trade in our equity securities during “blackout” periods and that such individuals must either pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own.

Stock Ownership Guidelines

Since 2021, upon the recommendation of our compensation committee, our board of directors has instituted the following stock ownership guidelines for its executive officers. Guidelines are determined as a multiple of each executive's base salary – three times base salary for our chief executive officer and one-time base salary for all other executive officers. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs), stock purchase plan holdings, and shares owned directly by the executive's spouse, dependent children, and/or trust. Our executive officers have five years from the later of their designation as an executive officer and the date of the adoption of the guidelines to acquire and hold the predetermined level of shares. As of January 31, 2024, all of our executive officers had reached the stated ownership requirements for fiscal year 2024.

Compensation Recovery (or clawback) Policy

Effective as of October 2, 2023, we adopted a Compensation Recovery Policy, which is intended to comply with the recently adopted final SEC rules and applies to all cash and equity incentive awards received on or after October 2, 2023. Under the Compensation Recovery Policy, in the event of an accounting restatement, our compensation committee will seek reimbursement from each applicable Section 16 officer of any excess performance-based cash or equity incentives with the excess amount determined based on the impact of the accounting restatement on all applicable performance measures.

Compensation Policies and Practices as they relate to Risk Management

Our compensation committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for our compensation committee’s determination include the following:

•
We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics.
•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.
•
In some cases, we cap the cash incentive award for our sales commission plans to provide a maximum incentive for our sales force to meet and exceed their revenue objectives. In addition, we maintain internal controls over the determination of sales commissions.
•
Employees of Ooma are required to comply with our code of conduct, which covers, among other things, accuracy in keeping financial and business records.
•
Our compensation committee approves the overall annual equity pool and the employee equity award guidelines.
•
A significant portion of the compensation paid to our executive officers is in the form of equity to align their interests with the interests of stockholders.
•
As part of our insider trading policy, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.
•
We have instituted stock ownership guidelines which align the interests of our executive officers with those of our stockholders.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) limits the amount that we may deduct from our federal income taxes for remuneration paid to certain of our executive officers to $1 million per executive officer per year unless the remuneration is exempt from this limitation. Section 162(m) provides an exception from this deduction limitation for “qualified performance-based compensation” as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. Gains from the settlement of RSU awards and bonus payments to the covered executive officers may not be tax deductible.

We generally believe the income from the majority of our cash compensation paid will be deductible. In addition, we believe that income from the exercise of stock options will be deductible. However, income from the settlement of RSUs may not be deductible in future periods. While our compensation committee is mindful of the benefit to us of the full deductibility of the compensation paid to our executive officers and will consider deductibility when analyzing potential compensation alternatives, our compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation committee has not adopted a policy requiring all compensation to be deductible for income tax purposes.

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that might be owed by the executive officer as a result of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code during fiscal 2024, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSU awards, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the three-year or four-year vesting period of the award). Compensation expense for shares acquired through our ESPP is recognized over the offering period. We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the compensation committee recommended to the Ooma board of directors that the Compensation Discussion and Analysis be incorporated by reference in Ooma’s Annual Report on Form 10-K for fiscal 2024 and included in this proxy statement.

The Compensation Committee

William Pearce (Chair)

Susan Butenhoff

Russ Mann

2024 Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, each person who served as our principal financial officer during the fiscal year ended January 31, 2024, and our other named executive officers serving as such at January 31, 2024.

Name and principal position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)	Total ($)
Eric B. Stang	2024	568,750	28,750	3,287,500	—	448,500		16,806	4,350,306
President and Chief	2023	550,000	—	3,004,200	765,700	632,500		15,934	4,968,334
Executive Officer	2022	547,500	—	2,930,400	473,400	770,000		15,484	4,736,784
Shig Hamamatsu	2024	432,500	14,500	973,100	—	226,200		10,452	1,656,752
Senior Vice President and	2023	407,500	—	584,150	—	330,000		9,526	1,331,176
Chief Financial Officer	2022	160,606	—	1,733,600	—	150,000		135	2,044,341
Jenny Yeh	2024	387,500	37,400	552,300	—	132,600		12,876	1,122,676
Senior Vice President	2023	350,000	50,000	584,150	—	190,000		12,110	1,186,260
and General Counsel	2022	309,375	—	358,160	39,450	182,500		11,443	900,928
James Gustke	2024	335,000	5,000	420,800	—	125,564	(6)	11,484	897,848
Senior Vice President	2023	310,000	—	584,150	—	151,637	(6)	10,734	1,056,521
of Marketing	2022	276,500	—	325,600	31,560	175,366	(6)	9,844	818,870
Namrata Sabharwal	2024	291,250	10,650	157,800	—	64,350		9,202	533,252
Chief Accounting Officer	2023	259,875	25,000	183,590	—	76,200		8,294	552,959

(1)
For fiscal 2024, Mr. Stang’s annual base salary was increased to 575,000 (target bonus opportunity of $575,000), Mr. Hamamatsu's annual base salary was increased to $440,000 (target bonus opportunity of $290,000), Ms. Yeh's annual base salary was increased to $400,000 (target bonus opportunity of $170,000), Mr. Gustke’s annual base salary was increased to $340,000 (target bonus opportunity of $100,000 and potential commission of $60,000), and Ms. Sabharwal’s annual base salary was increased to $300,000 (target bonus opportunity of $82,500).
(2)
The amounts reported in this column reflect the aggregate grant date fair value of restricted stock units granted in fiscal 2024, fiscal 2023 and fiscal 2022 as determined in accordance with FASB ASC Topic 718. The grant date fair value for restricted stock unit awards is measured based on the closing price of the Company’s common stock on the date of grant. See Note 2 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 titled “Significant Accounting Policies”.
(3)
The amounts reported in this column reflect the aggregate grant date fair value of stock option awards granted in fiscal 2023 and fiscal 2022 as determined in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth under Note 9 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2024 titled “Stock-Based Compensation”.
(4)
The amounts reported in this column represent bonus payments earned under our Bonus Plan for the applicable fiscal year by each of our named executive officers for fiscal 2024, fiscal 2023 and fiscal 2022, with the exception of amounts disclosed for Mr. Gustke who also earned payments under a sales commission arrangement as further described in footnote 6 to this table.
(5)
This amount includes the dollar value of premiums we paid for term life insurance, matching contributions we made to our 401(k) plan, and health savings account contributions we made to Health Savings Accounts, respectively, on behalf of the officers listed below as follows:
i.
Mr. Stang: $1,706, $9,900, and $5,200 in fiscal 2024; $1,584, $9,150, and $5,200 in fiscal 2023; and $1,584, $8,700, and $5,200 in fiscal 2022;
ii.
Mr. Hamamatsu: $552, $9,900, and $0 in fiscal 2024; $376, $9,150, and $0 in fiscal 2023; and $135, $0, and $0 in fiscal 2022;
iii.
Ms. Yeh: $376, $9,900, and $2,600 in fiscal 2024; $360, $9,150, and $2,600 in fiscal 2023; and $360, $8,700, and $2,383 in fiscal 2022;
iv.
Mr. Gustke: $1,584, $9,900, and $0 in fiscal 2024; $1,584, $9,150, and $0 in fiscal 2023; and $1,584, $8,260, and $0 in fiscal 2022; and
v.
Ms. Sabharwal: $552, $8,650, and $0 in fiscal 2024; $549, $7,745, and $0 in fiscal 2023; and $0, $0, and $0 in fiscal 2022.
(6)
This amount includes performance-based commissions earned under our sales commission arrangement established for Mr. Gustke in fiscal 2024, fiscal 2023 and fiscal 2022, as applicable, in the following respective amounts: $47,564, $44,637, and $45,366.

Grants of Plan-Based Awards Table in Fiscal 2024

The following table presents information regarding each grant of a cash or equity award made during fiscal 2024. This information supplements the information about these awards set forth in the “Summary Compensation Table” above.

		Estimated future payouts under non-equity incentive plan awards(2)				Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock	All other option awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and
Name	Grant date(1)	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#)	options (#)	awards ($/Sh)	option awards
Eric Stang	3/8/2023	—	$575,000		$1,150,000	—	—	—	250,000	—	—	$3,287,500
Shig Hamamatsu	3/8/2023	—	$290,000		$580,000	—	—	—	74,000	—	—	$973,100
Jenny Yeh	3/8/2023	—	$170,000		$340,000	—	—	—	42,000	—	—	$552,300
James Gustke	3/8/2023	—	$100,000		$200,000	—	—	—	32,000	—	—	$420,800
			$60,000	(3)	$60,000
Namrata Sabharwal	3/8/2023	—	$82,500		$165,000	—	—	—	12,000	—	—	$157,800

_________________

(1)
Represents grant date of stock awards and option awards.
(2)
Represents threshold, target and maximum payouts for performance under the fiscal 2024 Bonus Plan, with the exception of amounts disclosed for Mr. Gustke who also earned payments under a sales commission arrangement as further described in footnote 3 to this table.
(3)
Mr. Gustke was eligible to earn payments under a sales commission arrangement. The actual payments from this arrangement are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. Mr. Gustke’s arrangement did not contain any threshold. Accordingly, no such value has been included in the table for this arrangement.

Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our named executive officers as of January 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(#) Exercisable(1)	Number of Securities Underlying Unexercised Options(#) Unexercisable(1)		Option Exercise Price($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Eric B. Stang	3/8/2023	—	—		—	—	203,125	(4)	$2,197,813
	3/1/2022	41,563	53,437	(5)	$16.69	3/1/2032	101,250	(6)	$1,095,525
	3/1/2021	41,250	18,750	(7)	$16.28	3/1/2031	56,250	(8)	$608,625
	3/15/2020	37,500	2,500	(9)	$10.52	3/14/2030	8,750	(10)	$94,675
	3/13/2019	35,000	—	(11)	$15.49	3/12/2029	—		—
	3/14/2018	40,000	—	(12)	$11.75	3/13/2028	—		—
	2/13/2017	50,000	—	(13)	$10.20	2/12/2027	—		—
	1/6/2015	190,000	—	(14)	$6.04	1/5/2025	—		—
Shig Hamamatsu	3/8/2023	—	—		—	—	60,125	(15)	$650,553
	3/1/2022	—	—		—	—	19,687	(16)	$213,013
	9/20/2021	—	—		—	—	35,000	(17)	$378,700
Jenny Yeh	3/8/2023	—	—		—	—	34,125	(18)	$369,233
	3/1/2022	—	—		—	—	19,687	(19)	$213,013
	3/1/2021	2,813	1,562	(20)	$16.28	3/1/2031	6,875	(21)	$74,388
	3/15/2020	2,813	312	(22)	$10.52	3/14/2030	1,125	(23)	$12,173
	3/13/2019	300	—	(24)	$15.49	3/12/2029	—		—
James Gustke	3/8/2023	—	—		—	—	26,000	(25)	$281,320
	3/1/2022	—	—		—	—	19,687	(26)	$213,013
	3/1/2021	2,750	1,250	(27)	$16.28	3/1/2031	6,250	(28)	$67,625
	3/15/2020	3,750	250	(29)	$10.52	3/14/2030	750	(30)	$8,115
	3/13/2019	4,000	—	(31)	$15.49	3/12/2029	—		—
	3/14/2018	6,800	—	(32)	$11.75	3/13/2028	—		—
	2/13/2017	8,000	—	(33)	$10.20	2/12/2027	—		—
	1/6/2015	15,500	—	(34)	$6.04	1/5/2025	—		—
Namrata Sabharwal	3/8/2023	—	—		—	—	9,750	(35)	$105,495
	3/1/2022	—	—		—	—	6,187	(36)	$66,943
	3/1/2021	688	312	(37)	$16.28	3/1/2031	3,437	(38)	$37,188
	3/15/2020	1,406	94	(39)	$10.52	3/14/2020	625	(40)	$6,763
	3/30/2015	5,000	—	(41)	$9.18	3/30/2025	—		—

(1)
All awards were granted under our 2005 Stock Plan and our 2015 Plan.
(2)
This column represents the fair market value of a share of our common stock based on the closing price of our common stock on the date of grant, as determined by our Board of Directors.
(3)
The market value of the restricted stock units was determined using the closing price of our common stock on January 31, 2024, as reported on the New York Stock Exchange.
(4)
These shares are subject to a restricted stock unit grant that originally covered a total of 250,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 8, 2023 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Stang’s continuous service through each vesting date. In addition, if we terminate Mr. Stang’s employment without “cause” or if Mr. Stang resigns for “good reason” (each as defined in Mr. Stang’s CIC Severance Agreement (as such agreement is defined below)) (i) at any time other than during the period beginning three months prior to a change in control of the Company and ending 12 months after such change in control (the "Change in Control Period"), then any outstanding equity awards that would have vested, or could have vested based on the achievement of performance or other conditions, during the 12 month period following Mr. Stang’s termination, will immediately vest, or (ii) during the Change in Control Period, then any outstanding equity awards will immediately vest 100% in full; provided, if any successor to the Company in a change in control refuses to assume, substitute or otherwise continue any outstanding equity awards, the vesting of such awards shall accelerate 100% immediately prior to, and contingent upon, the change in control (the “Stang Acceleration”).
(5)
These shares cover a total of 95,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 1, 2022 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Mr. Stang’s continuous service through each vesting date. The Stang Acceleration applies to these shares.
(6)
These shares are subject to a restricted stock unit grant that originally covered a total of 180,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2022 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Stang’s continuous service through each vesting date. The Stang Acceleration applies to these shares.
(7)
These shares cover a total of 60,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 1, 2021 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Mr. Stang’s continuous service through each vesting date. The Stang Acceleration applies to these shares.

(8)
These shares are subject to a restricted stock unit grant that originally covered a total of 180,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2021 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Stang’s continuous service through each vesting date. The Stang Acceleration applies to these shares.
(9)
These shares cover a total of 40,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 15, 2020 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Mr. Stang’s continuous service through each vesting date. The Stang Acceleration applies to these shares.
(10)
These shares are subject to a restricted stock unit grant that originally covered a total of 140,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 15, 2020 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Stang’s continuous service through each vesting date. The Stang Acceleration applies to these shares.
(11)
As of January 31, 2024, Mr. Stang held an option to purchase 35,000 shares of our common stock at an exercise price of $15.49 per share, which is fully vested.
(12)
As of January 31, 2024, Mr. Stang held an option to purchase 40,000 shares of our common stock at an exercise price of $11.75 per share, which is fully vested.
(13)
As of January 31, 2024, Mr. Stang held an option to purchase 50,000 shares of our common stock at an exercise price of $10.20 per share, which is fully vested.
(14)
As of January 31, 2024, Mr. Stang held an option to purchase 190,000 shares of our common stock at an exercise price of $6.04 per share, which is fully vested.
(15)
These shares are subject to a restricted stock unit grant that originally covered a total of 74,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 8, 2023 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Hamamatsu’s continuous service through each vesting date. In addition, if we terminate Mr. Hamamatsu’s employment without “cause” or if Mr. Hamamatsu resigns for “good reason” (each as defined in Mr. Hamamatsu’s CIC Severance Agreement) (i) at any time other than during the period beginning three months prior to a change in control of the Company and ending 12 months after such change in control (the “Change in Control Period”), then any outstanding equity awards that would have vested, or could have vested based on the achievement of performance or other conditions, during the 12 month period following Mr. Hamamatsu’s termination, will immediately vest, or (ii) during the Change in Control Period, then any outstanding equity awards will immediately vest 100% in full; provided, if any successor to the Company in a change in control refuses to assume, substitute or otherwise continue any outstanding equity awards, the vesting of such awards shall accelerate 100% immediately prior to, and contingent upon, the change in control.
(16)
These shares are subject to a restricted stock unit grant that originally covered a total of 35,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2022 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Hamamatsu’s continuous service through each vesting date. The Hamamatsu Acceleration applies to these shares.
(17)
These shares are subject to a restricted stock unit grant that originally covered a total of 80,000 shares of our common stock. 1/4th of the total original number of restricted stock units vested on September 15, 2022 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Hamamatsu’s continuous service through each vesting date. The Hamamatsu Acceleration applies to these shares.
(18)
These shares are subject to a restricted stock unit grant that originally covered a total of 42,000 shares of our common stock that vested as follows: 1/16th of the total number of shares subject to the option vested on June 8, 2023 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Ms. Yeh’s continuous service through each vesting date. In addition, if we terminate Ms. Yeh’s employment without “cause,” or if Ms. Yeh resigns for “good reason” (each as defined in Ms. Yeh’s CIC Severance Agreement) at any time during the period beginning three months prior to a change in control of the Company and ending 12 months after such change in control, then any outstanding equity awards will immediately vest 100% in full; provided, if any successor to the Company in a change in control refuses to assume, substitute or otherwise continue any outstanding equity awards, the vesting of such awards shall accelerate 100% immediately prior to, and contingent upon, the change in control (the “Yeh Acceleration”).
(19)
These shares are subject to a restricted stock unit grant that originally covered a total of 35,000 shares of our common stock that vested as follows: 1/16th of the total number of shares subject to the option vested on June 1, 2022 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Ms. Yeh’s continuous service through each vesting date. The Yeh Acceleration applies to these shares.
(20)
These shares cover an original grant with a total of 5,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 1, 2021 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Ms. Yeh’s continuous service through each vesting date. The Yeh Acceleration applies to these shares.
(21)
These shares are subject to a restricted stock unit grant that originally covered a total of 22,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2021 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Ms. Yeh’s continuous service through each vesting date. The Yeh Acceleration applies to these shares.
(22)
These shares cover an original grant with a total of 5,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 15, 2020 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Ms. Yeh’s continuous service through each vesting date. The Yeh Acceleration applies to these shares.
(23)
These shares are subject to a restricted stock unit grant that originally covered a total of 18,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 15, 2020 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Ms. Yeh’s continuous service through each vesting date. The Yeh Acceleration applies to these shares.
(24)
These shares cover an original grant of a total of 800 options that vest as follows: 1/8th of the total number of shares subject to the option vested on September 15, 2019 and 1/16th of the total number of shares subject to the option vest every third month thereafter, subject to Ms. Yeh’s continuous service through each vesting date. The Yeh Acceleration applies to these shares.
(25)
These shares are subject to a restricted stock unit grant that originally covered a total of 32,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 8, 2023 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Gustke’s continuous service through each vesting date. In addition, if we terminate Mr. Gustke’s employment without “cause,” or if Mr. Gustke resigns for “good reason” (each as defined in Mr. Gustke’s CIC Severance Agreement) at any time during the period beginning two months prior to a change in control of the Company and ending 12 months after such change in control, then any outstanding equity awards will immediately vest 100% in full; provided, if any successor to the Company in a change in control refuses to assume, substitute or otherwise continue any outstanding equity awards, the vesting of such awards shall accelerate 100% immediately prior to, and contingent upon, the change in control (the “Gustke Acceleration”).
(26)
These shares are subject to a restricted stock unit grant that originally covered a total of 35,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2022 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Gustke’s continuous service through each vesting date. The Gustke Acceleration applies to these shares.

(27)
These shares cover a total of 4,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 1, 2021 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Mr. Gustke’s continuous service through each vesting date. The Gustke Acceleration applies to these shares.
(28)
These shares are subject to a restricted stock unit grant that originally covered a total of 20,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2021 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Gustke’s continuous service through each vesting date. The Gustke Acceleration applies to these shares.
(29)
These shares cover a total of 4,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 15, 2020 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Mr. Gustke’s continuous service through each vesting date. The Gustke Acceleration applies to these shares.
(30)
These shares are subject to a restricted stock unit grant that originally covered a total of 12,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 15, 2020 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Mr. Gustke’s continuous service through each vesting date. The Gustke Acceleration applies to these shares.
(31)
As of January 31, 2024, Mr. Gustke held an option to purchase 4,000 shares of our common stock at an exercise price of $15.49 per share, which is fully vested.
(32)
As of January 31, 2024, Mr. Gustke held an option to purchase 6,800 shares of our common stock at an exercise price of $11.75 per share, which is fully vested.
(33)
As of January 31, 2024, Mr. Gustke held an option to purchase 8,000 shares of our common stock at an exercise price of $10.20 per share, which is fully vested.
(34)
As of January 31, 2024, Mr. Gustke held an option to purchase 15,500 shares of our common stock at an exercise price of $6.04 per share, which is fully vested.
(35)
These shares are subject to a restricted stock unit grant that originally covered a total of 12,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 8, 2023 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Ms. Sabharwal’s continuous service through each vesting date.
(36)
These shares are subject to a restricted stock unit grant that originally covered a total of 11,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2022 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Ms. Sabharwal’s continuous service through each vesting date.
(37)
These shares cover a total of 1,000 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 1, 2021 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Ms. Sabharwal’s continuous service through each vesting date.
(38)
These shares are subject to a restricted stock unit grant that originally covered a total of 11,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 1, 2021 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Ms. Sabharwal’s continuous service through each vesting date.
(39)
These shares cover a total of 1,500 options that vest as follows: 1/16th of the total number of shares subject to the option vested on June 15, 2020 and an additional 1/16th of the total number of shares subject to the option vesting every third month thereafter, subject to Ms. Sabharwal’s continuous service through each vesting date.
(40)
These shares are subject to a restricted stock unit grant that originally covered a total of 10,000 shares of our common stock. 1/16th of the total original number of restricted stock units vested on June 15, 2020 and 1/16th of the total original number of restricted stock units vest every 3rd month anniversary thereafter, subject to Ms. Sabharwal’s continuous service through each vesting date.
(41)
As of January 31, 2024, Ms. Sabharwal held an option to purchase 5,000 shares of our common stock at an exercise price of $9.18 per share, which is fully vested.

Option Exercises and Stock Awards Vested in Fiscal 2024

The following table summarizes certain information regarding option exercises and the stock vested for our named executive officers during fiscal 2024.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Eric Stang	—	—	180,625	$2,311,694
Shig Hamamatsu	—	—	42,625	$537,320
Jenny Yeh	—	—	26,825	$343,846
James Gustke	—	—	23,750	$305,211
Namrata Sabharwal	—	—	10,875	$139,272

Executive Employment Arrangements and Potential Payments Upon Termination or Change in Control

Each of our named executive officers is an at-will employee. Except as set forth below, we do not have any employment agreements with our named executive officers.

James A. Gustke

Pursuant to an offer letter dated July 30, 2010, the annual base salary of James A. Gustke, our Senior Vice President of Marketing, was $200,000. As of the beginning of fiscal 2024, Mr. Gustke’s annual base salary was $320,000. Effective as of May 1, 2023, Mr. Gustke’s base salary was increased to $340,000, and he was eligible to earn an annual bonus of $100,000 for fiscal 2024, subject to meeting the same performance goals as all of the other named executive officers under the Bonus Plan, including the achievement of our annual financial plan. In addition, in fiscal 2024, Mr. Gustke was eligible to earn an annual variable commission bonus of up to $60,000 based upon achievement of certain quarterly sales goals. For fiscal 2024, Mr. Gustke’s actual commission bonus was $47,564.

Change in Control and Severance Agreements

In June 2015, our compensation committee approved forms of change in control and severance agreement (“CIC Severance Agreement”) to be entered into by our executive officers, which form has been amended from time to time. Messrs. Stang and Hamamatsu and Ms. Yeh have each entered into CIC Severance Agreement. The specific terms of each CIC Severance Agreement, as amended, are discussed below.

Eric B. Stang

If we terminate Mr. Stang’s employment without “cause” or if Mr. Stang resigns for “good reason” (each as defined in the CIC Severance Agreement) at any time other than during the period beginning two months prior to a change in control of the Company and ending 12 months after such change in control (the “Change in Control Period”), then Mr. Stang will be entitled to receive the following:

•
a lump sum payment equal to 12 months of base salary (or 24 months of base salary if such termination occurs during the period beginning 3 months prior to a change in control of the Company and ending 12 months following such change in control (the “Change in Control Period”));
•
a lump sum payment equal to 100% of his target bonus for the year of termination (or 200% if such termination occurs during the Change in Control Period), plus an additional pro-rata amount of his target bonus for the year of termination based on the number of days employed during the year;
•
a lump sum payment equal to the COBRA premiums that would be due for 12 months (or 24 months if such termination occurs during the Change in Control Period) based on the premium that would be due for the first month of COBRA coverage (regardless of whether Mr. Stang or his eligible dependents elect COBRA coverage); and

•
vesting acceleration of any outstanding equity awards that would have vested, or could have vested based on the achievement of performance or other conditions, during the 12 month period following Mr. Stang’s termination and, subject to Mr. Stang’s consent, the extension of the post-termination exercise period of any stock options that are outstanding on the termination date of up to 12 months (or 100% acceleration and an extension of up to 2 years if such termination occurs during the Change in Control Period). Notwithstanding the foregoing, if any successor to the Company in a change in control refuses to assume, substitute or otherwise continue any outstanding equity awards, the vesting of such awards shall accelerate 100% immediately prior to, and contingent upon, the change in control.

Shig Hamamatsu and Jenny Yeh

If we terminate the employment of Mr. Hamamatsu or Ms. Yeh without cause (as defined in each executive’s CIC Severance Agreement) outside of the Change in Control Period, they will be entitled to receive the following:

•
a lump sum payment equal to nine months of base salary; and
•
a lump sum payment equal to the COBRA premiums that would be due for nine months based on the premium that would be due for the first month of COBRA coverage (regardless of whether the executive or his eligible dependents elects COBRA coverage).

If we terminate the employment of Mr. Hamamatsu or Ms. Yeh without cause, or they resign for good reason (as defined in each executive’s CIC Severance Agreement), during the Change in Control Period, they will be entitled to receive the following:

•
a lump sum payment equal to 12 months of base salary;
•
a lump sum payment equal to 100% of their target bonus for the year of termination, plus an additional pro-rata amount of their target bonus for the year of termination based on the number of days employed during the year;
•
a lump sum payment equal to the COBRA premiums that would be due for 12 months based on the premium that would be due for the first month of COBRA coverage (regardless of whether the executive or their eligible dependents elects COBRA coverage); and
•
100% vesting acceleration of outstanding equity awards. Notwithstanding the foregoing, if any successor to the Company in a change in control refuses to assume, substitute or otherwise continue any outstanding equity awards, the vesting of such awards shall accelerate 100% immediately prior to, and contingent upon, the change in control.

The receipt of severance payments or benefits pursuant to the CIC Severance Agreements is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Severance Agreement. Further, each CIC Severance Agreement contains a “better after-tax” provision, which provides that if any of the payments to the executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

James A. Gustke

In June 2016, our compensation committee approved a new change in control agreement for Mr. Gustke which superseded the change in control benefits set forth in his offer letter. If within 12 months following a change of control (as defined in our 2015 Equity Incentive Plan, or our “2015 Plan”), Mr. Gustke is terminated without cause (as defined in our 2015 Plan), or his duties, authority or responsibilities are materially reduced without his consent, 100% of the outstanding unvested equity awards granted to Mr. Gustke prior to the change of control will immediately vest, subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Severance Agreement.

Potential Payments Upon Termination or Resignation

The following table provides an estimate of the value of the compensation and benefits due to each of our named executive officers assuming a termination without cause or if he or she terminates his or her employment for good reason, effective as of January 31, 2024, other than in connection with a change of control, under the CIC Severance Agreements described above (intrinsic values are based upon the closing price for a share of our common stock of $10.82 on January 31, 2024, last trading day in fiscal 2024). The actual amounts to be paid can only be determined at the time of such event.

				Intrinsic Value of Accelerated Equity
				Awards ($)
	Cash		Benefit	Restricted
	Payment		Continuation	Stock Units	Options
Name	($)		($)	($)	($)	Total ($)
	Salary	Bonus	Cobra
Eric Stang	$575,000	$575,000	$24,336	$1,798,825	—	$2,973,161
Shig Hamamatsu	$330,000	—	$19,311	—	—	$349,311
Jenny Yeh	$300,000	—	$5,820	—	—	$305,820
James Gustke	—	—	—	—	—	—
Namrata Sabharwal	—	—	—	—	—	—

Potential Payments Upon Termination or Resignation in connection with a Change of Control

The following table provides an estimate of the value of the compensation and benefits due to each of our named executive officers assuming a termination without cause or if he or she terminates his or her employment for good reason, effective as of January 31, 2024, in connection with a change of control, under the agreements and the CIC Severance Agreements described above (intrinsic values are based upon the closing price for a share of our common stock of $10.82 on January 31, 2024, last trading day in fiscal 2024). The actual amounts to be paid can only be determined at the time of such event.

				Intrinsic Value of Accelerated Equity
				Awards ($)
	Cash		Benefit	Restricted
	Payment		Continuation	Stock Units	Options
Name	($)		($)	($)	($)	Total ($)
	Salary	Bonus	Cobra
Eric Stang	$1,150,000	$1,150,000	$48,672	$3,996,638	—	$6,345,310
Shig Hamamatsu	$440,000	$290,000	$25,748	$1,242,266	—	$1,998,014
Jenny Yeh	$400,000	$170,000	$7,760	$668,806	—	$1,246,566
James Gustke	—	—	—	$570,073	—	$570,073
Namrata Sabharwal	—	—	—	—	—	—

CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of Mr. Stang, our Chief Executive Officer, and the total annual compensation of our median employee (other than Mr. Stang). For our last completed fiscal year, which ended January 31, 2024:

•
The median of the total annual compensation of all employees (other than Mr. Stang) of ours (including our consolidated subsidiaries) was $93,412.
•
Mr. Stang’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,350,306.
•
Based on the above, for fiscal 2024, the ratio of Mr. Stang’s total annual compensation to the median of the total annual compensation of all employees was 47 to 1.

SEC rules permit a registrant to use the same median compensation information for comparison purposes for up to three years. Accordingly, we have calculated our disclosure based on the median employee identified as of January 31, 2023. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act and based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our pay ratio as disclosed above.

The methodology we used to calculate the pay ratio is described below.

•
We determined the median of the total annual compensation of all of our employees as of January 31, 2023. As of January 31, 2023, we (including our consolidated subsidiaries) had approximately 454 full-time, part-time and temporary employees, of whom approximately 400 (or approximately 88%) are U.S. employees, and approximately 54 (or approximately 12%) are located outside of the United States.
•
We then compared the sum of (i) the total annual cash compensation earned by each of these employees for fiscal 2023 as reflected in our payroll records plus (ii) the fair value of equity awards (as determined in accordance with footnote 1 of the Summary Compensation Table) granted to these employees in fiscal 2023, to determine the median employee, without annualizing the compensation of any employees who started their employment with us in fiscal 2023 but did not work for us or our consolidated subsidiaries for the entire year. Compensation paid in foreign currency was converted to U.S. dollars using currency conversion ratios in effect as of January 31, 2023. In determining the median total compensation of all of these employees, we did not make any cost of living adjustments to the wages paid to any employee outside of the U.S.
•
Once we identified our median employee, we estimated the median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Stang’s total annual compensation, we used the amount reported in the “Total” column of our fiscal Summary Compensation Table included in the Proxy Statement.

Pay Versus Performance

This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (PEO) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the compensation committee evaluates compensation decisions.

					Value of Initial Fixed $100 Investment Based On:(5)
Fiscal Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)(4)	Total Shareholder Return	Peer Group Total Shareholder Return	Net Losses (in millions)	Total Revenue (in millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$4,350,306	$2,786,861	$1,052,632	$833,134	$82.41	$91.58	$(0.84)	$236.74
2023	$4,968,334	$2,919,461	$1,031,729	$778,606	$109.44	$91.34	$(3.66)	$216.17
2022	$4,736,784	$6,835,673	$1,205,006	$1,070,882	$137.40	$112.67	$(1.75)	$192.29
2021	$2,971,584	$3,514,742	$906,875	$1,001,831	$102.59	$109.92	$(2.44)	$168.95

(1)
The following table lists the PEO and non-PEO NEOs for each of fiscal years 2024, 2023, 2022 and 2021:

Year	PEO	Non-PEO NEOs
2024	Eric B. Stang	Shig Hamamatsu, Jenny Yeh, James Gustke, Namrata Sabharwal
2023	Eric B. Stang	Shig Hamamatsu, Jenny Yeh, James Gustke, Namrata Sabharwal
2022	Eric B. Stang	Shig Hamamatsu, Jenny Yeh, Ravi Narula (our former Chief Financial Officer), James Gustke
2021	Eric B. Stang	Jenny Yeh, Ravi Narula, James Gustke

(2)
The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation– 2024 Summary Compensation Table” for additional information).
(3)
The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Mr. Stang in accordance with the Pay Versus Performance Rules:

Fiscal Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Compensation Actually Paid to PEO
2024	$4,350,306	$(3,287,500)	$2,197,813	$(802,105)	$582,344	$(253,995)	$2,786,861
2023	$4,968,334	$(3,769,900)	$2,550,940	$(728,655)	$562,501	$(663,759)	$2,919,461
2022	$4,736,784	$(3,403,800)	$3,060,181	$714,295	$754,432	$973,780	$6,835,673
2021	$2,971,584	$(1,660,000)	$1,745,798	$35,393	$433,091	$11,123	$3,514,742

(4)
The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs in accordance with the Pay Versus Performance Rules:

Equity Award Adjustments
Fiscal Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Compensation Actually Paid to Non-PEO NEOs
2024	$1,052,632	$(526,000)	$351,650	$(108,604)	$93,175	$(29,719)	$833,134
2023	$1,031,729	$(484,010)	$338,586	$(98,820)	$74,485	$(83,363)	$778,606
2022	$1,205,006	$(871,608)	$530,521	$43,493	$62,442	$101,027	$1,070,882
2021	$906,875	$(345,087)	$357,662	$5,713	$78,289	$(1,622)	$1,001,831

(5)
In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 on January 31, 2020, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the NASDAQ Telecommunications Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended January 31, 2024.
(6)
We have determined that Total Revenue, is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for fiscal year 2024, to company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules).

Tabular Disclosure of Most Important Performance Measures

In accordance with the Pay Versus Performance Rules, the following table lists the measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to the Company’s NEOs, for fiscal year 2024, to Company performance, as further described in “Elements of Our Executive Compensation Program”.

Most Important Performance Measures
Total Revenue
Adjusted EBITDA

Relationship Between “Compensation Actually Paid” and Performance Measures

In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to the NEOs aligns with the Company’s financial performance as measured by TSR, net losses, and Total Revenue, as well as a comparison of TSR and Peer Group TSR

Compensation Actually Paid and Company TSR

Compensation Actually Paid vs. Company TSR

Compensation Actually Paid and Net Losses

Compensation Actually Paid vs. Net Losses

Compensation Actually Paid and Total Revenue

Compensation Actually Paid vs. Total Revenue

TSR of the Company and TSR of the Peer Group

EQUITY COMPENSATION PLAN INFORMATION

At January 31, 2024, we maintained two equity compensation plans, both of which were approved by our Board of Directors and our stockholders prior to our initial public offering. The following table provides the information shown for each of the two plans as of January 31, 2024.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Shares remaining available for future issuance under plan (excluding those reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,235,280	(2)	$10.14	4,510,454	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	3,325,280		$10.14	4,510,454

(1)
Includes our 2015 Equity Incentive Plan (“2015 Plan”) and our 2015 Employee Stock Purchase Plan (“ESPP”). For a description of these plans, see Note 8 to our Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on April 2, 2024.
(2)
This number represents outstanding options and outstanding and unvested restricted stock unit awards issued under the 2005 Stock Plan and 2015 Plan.
(3)
This number includes 2,600,958 shares available for issuance under our 2015 Plan and 1,909,496 shares reserved for issuance under our ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in fiscal 2017 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the lesser of (i) 5% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year and (ii) such other amount as the Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2017, the number of shares available for issuance thereunder is automatically increased by a number equal to the lesser of (i) 2% of the outstanding shares of our common stock on the first day of such fiscal year, or (ii) such other amount as the Board of Directors may determine.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to our Company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Further, if the amendment and restatement of the Certificate of Incorporation described in Proposal No. 4 is approved by our stockholders, we will provide for the exculpation of certain officers to the fullest extent permitted by law, including for personal liability for breach of fiduciary duty. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of our company, such as derivative claims.

Our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we entered into an indemnification agreement with each member of the Board of Directors and each of our executive officers. These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our Company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our Company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except for payments set forth under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” from February 1, 2023 to the present, there have been no transactions, and there are no currently proposed transactions in which:

•
we have been or will be a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. A related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. Our corporate governance guidelines provides that the audit committee shall review and approve or disapprove any related party transactions.

It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the audit committee of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director including our non-employee directors, may send their communications in writing to the Corporate Secretary at Ooma, Inc., 525 Almanor Avenue, Suite 200, Sunnyvale, California, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chairman of the Board (except for mass mailings, job inquiries, service complaints or inquiries, business solicitations and patently offensive or otherwise inappropriate material).

The Corporate Secretary may decide in the exercise of her judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Ooma under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The audit committee consists of three members: Andrew H. Galligan, who serves as the chair of the audit committee, Peter Goettner and Russ Mann. During fiscal 2024, the audit committee held eight meetings. The audit committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter is available on the Investors section of our website at https://investors.ooma.com.

The audit committee assists our Board of Directors in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting and controls. As set forth in the audit committee’s charter, the audit committee is responsible for: overseeing the integrity of our accounting and financial reporting processes and the audits of our financial statements; monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and management; reviewing and evaluating the independence and performance of our independent auditors; and facilitating communication among our independent auditors, management and the Board of Directors. Our management is responsible for our financial statements and our internal controls.

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended January 31, 2024 with our management. In addition, the audit committee has discussed with KPMG LLP, our independent registered public accountants, the matters required to be discussed by the applicable requirements of the Public Company Accounting and Oversight Board and the SEC. The audit committee also has received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP the independence of KPMG LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Andrew H. Galligan (Chair)

Peter Goettner

Russ Mann

PROPOSAL ONE: ELECTION OF DIRECTORS

As set by the Board of Directors, pursuant to our amended and restated bylaws, the current authorized number of directors constituting our entire board is nine. We currently have eight directors and one vacancy. In accordance with our amended and restated certificate of incorporation, the Board is divided into three classes with staggered three-year terms and at the Annual Meeting, three Class III directors will be elected for three-year terms.

Nominees

Our nominating and governance committee of the Board of Directors recommended, and the Board of Directors approved, Andrew H. Galligan, Judi A. Hand, and William D. Pearce as nominees for election to the Board of Directors at the Annual Meeting. If elected, each of Mr. Galligan, Ms. Hand and Mr. Pearce will serve as Class III directors until our annual meeting in 2027, or until a successor is qualified and elected or until her or his earlier resignation, death or removal. Each of the nominees is currently a director of the Company. Please see “Directors, Executive Officers and Corporate Governance” in the Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Andrew H. Galligan, Judi A. Hand, and William D. Pearce. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares participating online or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions, broker non-votes and “withhold” votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of each of Andrew H. Galligan, Judi A. Hand, and William D. Pearce as Class III directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed KPMG LLP as Ooma’s independent registered public accountants for the year ending January 31, 2025 and the Board recommends that stockholders vote for ratification of such appointment. KPMG LLP has been engaged as our independent registered public accounting firm since June 2021.

Notwithstanding its selection or voting results, the audit committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Ooma and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

We expect that representatives of KPMG LLP will be present online during the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to KPMG LLP for audit services provided for, and other services provided in, the year ended January 31, 2024 and the year ended January 31, 2023:

	Year Ended January 31,
	2024	2023
Audit Fees(1)	$1,947,865	$1,412,000
Audit-Related Fees(2)	$35,000	$55,000
Total	$1,982,865	$1,467,000

(1)
Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)
Audit-related fees consisted of fees and expenses billed for professional services KPMG LLP rendered in connection with our Form S-8 registrations filed for those fiscal years.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the fiscal years ended January 31, 2024 and 2023, all fees identified above under the captions “Audit Fees” and “Audit-Related Fees” that were billed by KPMG LLP were approved by the audit committee in accordance with SEC requirements.

In the fiscal year ended January 31, 2024, there were no professional services provided by KPMG LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock participating online or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of KPMG LLP as our independent registered public accountants for the year ending January 31, 2025. Abstentions are treated as shares of common stock participating online or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Broker non-votes will not count as votes cast for purposes of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP as Ooma’s independent registered public accountants for the year ending January 31, 2025.

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking approval, on an advisory basis, of the compensation of our named executive officers for the fiscal year ended January 31, 2024, as described in this Proxy Statement in the section titled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion relating to the compensation tables set forth in this proxy statement. This vote is not intended to address any specific item of compensation, and is rather intended to address the overall compensation of our named executive officers and the policies and practices described in this proxy statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” proposal.

Our compensation programs are overseen by our compensation committee and reflect our general compensation philosophy for all employees, including our executive officers. Our executive compensation program is designed to attract, motivate, reward and retain highly qualified executives and motivate them to pursue our corporate objectives while encouraging the creation of long-term value for our stockholders. We evaluate and reward our executive officers through compensation intended to motivate them to identify and capitalize on opportunities to grow our business and maximize stockholder value over time. We strive to provide an executive compensation program that is market competitive, rewards achievement of our business objectives and is designed to provide a foundation of fixed compensation (base salary) and a substantial portion of performance-based compensation (short-term and long-term incentives) that are intended to align the interests of executive officers with those of our stockholders.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) is hereby approved.”

This vote is advisory and therefore not binding on Ooma or our Board of Directors. Our Board of Directors and its committees value the opinions of our stockholders, and to the extent there is any significant vote against the executive compensation described in this proxy statement, our compensation committee will consider the impact of such vote on our compensation policies and decisions.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve Ooma’s executive compensation for the fiscal year ended January 31, 2024. Abstentions are treated as shares of common stock participating online or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the resolution to approve the compensation of our named executive officers as described in this proxy statement. Broker non-votes will not count as votes cast for purposes of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the resolution to approve the compensation of our named executive officers as described in this Proxy Statement.

PROPOSAL FOUR: AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO REFLECT RECENTLY ADOPTED DELAWARE LAW PROVISIONS TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS

Overview

Our Board of Directors has unanimously adopted, and recommends that stockholders approve, an amendment and restatement to the Certificate of Incorporation, in the form attached to this proxy statement as Appendix A, to limit the personal liability of certain officers of Ooma as permitted by recent amendments to the Delaware General Corporation Law (the “DGCL”), as discussed further below.

Background

Section 102(b)(7) of the DGCL was amended effective August 1, 2022 to permit a Delaware corporation’s certificate of incorporation to include a provision that limits or eliminates (i.e., exculpates) the monetary liability of certain officers for breaches of the fiduciary duty of care. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as claims brought by the corporation itself or derivative claims.

In addition, only certain officers may be exculpated from liability: (i) a company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated executive officers of the company; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Rationale

Our Board of Directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly qualified senior leadership. The nature of the role of officers often requires them to make decisions on crucial matters in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Allowing for the exculpation of officers would potentially reduce litigation and insurance costs associated with frivolous lawsuits. Limiting concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests. We expect competitor companies will likely adopt exculpation clauses that limit the personal liability of officers in their charters, and failing to obtain approval to amend and restate the Certificate of Incorporation could negatively affect our ability to recruit and retain high-caliber officer candidates. This protection has long been afforded to directors, and our Board of Directors believes that extending similar exculpation to its officers is fair and in the best interests of our company and our stockholders.

In determining the advisability of the amendment and restatement of the Certificate of Incorporation, the Board of Directors considered the narrow class and type of claims from which the covered officers would be exculpated from liability, the limited number of our officers to which the protections would apply, and the benefits the Board of Directors believes would accrue to Ooma and its stockholders by extending exculpation protection to certain of its officers in addition to its directors.

Effectiveness of the Amendment and Restatement

If the amendment and restatement of the Certificate of Incorporation is approved by the stockholders at the Annual Meeting, it will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment, which we would expect to file following the Annual Meeting. Even if our stockholders approve the amendment and restatement of the Certificate of Incorporation, our Board of Directors retains discretion under Delaware law not to implement it. If the amendment and restatement of the Certificate of Incorporation is not approved by our stockholders, the Certificate of Incorporation will remain unchanged.

Vote Required

Approval of the amendment and restatement of the Certificate of Incorporation requires the affirmative vote of holders of at least 66 2/3% of the voting power of all of the outstanding shares of stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum, and will have the same effect as a vote “against” this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the amendment and restatement of the Certificate of Incorporation to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Ooma, Inc., 525 Almanor Avenue, Suite 200, Sunnyvale, CA 94085, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on April 2, 2024. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Ooma stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Ooma, Inc., 525 Almanor Avenue, Suite 200, Sunnyvale, CA 94085, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Sunnyvale, California

April [_], 2024

Ooma, Inc. 525 Almanor Avenue, Suite 200 Sunnyvale, CA 94085

VOTE BY INTERNET

Before the Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/ooma2024

You may attend the Annual Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44323-P06616	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OOMA, INC.						To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:			For	Withhold	For All
			All	All	Except
1.	To elect three Class III directors to hold office until the 2027 annual meeting of stockholders or until their respective successors are elected and qualified:		☐	☐	☐
Nominees:
	1)	Andrew H. Galligan
	2)	Judi A. Hand
	3)	William D. Pearce

The Board of Directors recommends you vote FOR the following proposals:

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2025.					For ☐	Against ☐	Abstain ☐

3.	To approve a non-binding advisory vote on the compensation of our named executive officers as described in the Proxy Statement.					For ☐	Against ☐	Abstain ☐

4.	To approve an amendment and restatement of the Certificate of Incorporation to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers.					For ☐	Against ☐	Abstain ☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, and FOR the amendment and restatement of the Certificate of Incorporation to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers as described in Proposal No. 4 of the Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report to Security Holders are available at www.proxyvote.com.

OOMA, INC.

Annual Meeting of Stockholders

June 6, 2024 11:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Shig Hamamatsu and Jenny C. Yeh, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of, Ooma, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 6, 2024, at 11:00 A.M. local time, via live webcast on the Internet at www.virtualshareholdermeeting.com/ooma2024, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in its/their discretion upon such other matters as may properly come before the Annual Meeting.

The undersigned hereby acknowledge(s) receipt of the Proxy Statement dated April [_], 2024, and a copy of Ooma, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2024, as filed with the Securities and Exchange Commission on April 2, 2024. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Ooma, Inc., gives notice of such revocation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement, FOR the compensation of our named executive officers as described in Proposal No. 3 of the Proxy Statement, and FOR the amendment and restatement of the Certificate of Incorporation to reflect recently adopted Delaware law provisions to provide for the exculpation of certain officers as described in Proposal No. 4 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted.

Continued and to be signed on reverse side